EXHIBIT 4-1

CALPINE CORPORATION

AND EACH OF THE GUARANTORS PARTY HERETO

8% SENIOR SECURED NOTES DUE 2019

__________________

AMENDED AND RESTATED INDENTURE

Dated as of May 25, 2010

_________________

_________________

Wilmington Trust Company
as Trustee

_________________

TABLE OF CONTENTS

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ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01	Option to Effect Legal Defeasance or Covenant Defeasance	76
Section 8.02	Legal Defeasance and Discharge	76
Section 8.03	Covenant Defeasance	77
Section 8.04	Conditions to Legal or Covenant Defeasance	77
Section 8.05	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions	78
Section 8.06	Repayment to Company	79
Section 8.07	Reinstatement	79

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders	80
Section 9.02	With Consent of Holders	81
Section 9.03	Revocation and Effect of Consents	82
Section 9.04	Notation on or Exchange of Notes	82
Section 9.05	Trustee to Sign Amendments, etc.	83

ARTICLE 10
COLLATERAL AND SECURITY

Section 10.01	Security Interest	83
Section 10.02	Lien Sharing and Priority Confirmation	84
Section 10.03	Release of Liens in Respect of Notes	84
Section 10.04	Release of Note Guarantees	85
Section 10.05	Amendment of Security Documents	85

ARTICLE 11
REAFFIRMATION AND ACKNOWLEDGEMENT
OF GUARANTEE

Section 11.01	Reaffirmation and Acknowledgement	86

ARTICLE 12
SATISFACTION AND DISCHARGE

Section 12.01	Satisfaction and Discharge	87
Section 12.02	Application of Trust Money	88

ARTICLE 13
MISCELLANEOUS

Section 13.01	Notices	89
Section 13.02	Certificate and Opinion as to Conditions Precedent	90
Section 13.03	Statements Required in Certificate or Opinion	90

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Section 13.04	Rules by Trustee and Agents	91
Section 13.05	No Personal Liability of Directors, Officers, Employees and Stockholders	91
Section 13.06	Governing Law	91
Section 13.07	No Adverse Interpretation of Other Agreements	91
Section 13.08	Successors	91
Section 13.09	Severability	91
Section 13.10	Counterpart Originals	91
Section 13.11	Table of Contents, Headings, etc.	92
Section 13.12	Acknowledgments Relating to the Amendment and Restatement	92

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE

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AMENDED AND RESTATED INDENTURE dated as of May 25, 2010 among the parties hereto (amending and restating that certain INDENTURE dated as of May 25, 2010, among Calpine Corporation, a Delaware corporation, the Guarantors (as defined) and Wilmington Trust Company, as trustee).

Pursuant to Section 9.02 of this Indenture, the Company and the Trustee are authorized to execute and deliver this Amended and Restated Indenture in order to amend certain terms of the Indenture with the consent of the holders of at least a majority in aggregate principal amount of the Notes.  The holders of all of the Notes have consented to such amendments pursuant to that certain consent dated as of May 25, 2010, between the Company, the Guarantors, the holders of the Notes referred to therein and the Trustee.

The Company, the Guarantors and the Trustee agree to amend and restate the Indenture and the Indenture is hereby amended and restated in its entirety as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 8% Senior Secured Notes due 2019 (the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01	Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“2017 Notes” means Calpine’s 7.25% Senior Secured Notes due 2017.

“2017 Notes Issue Date” means October 21, 2009.

“Act of Required Debtholders” means, as to any matter at any time:

(1)
prior to the Discharge of First Lien Obligations, a direction in writing delivered to the Collateral Agent by or with the written consent of the holders of First Lien Debt representing the Required First Lien Debtholders; and

(2)
at any time after the Discharge of First Lien Obligations, a direction in writing delivered to the Collateral Agent by or with the written consent of the holders of Second Lien Debt representing the Required Second Lien Debtholders.

For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding and neither the Company nor any Affiliate of the Company will be entitled to vote to direct the relevant Secured Debt Representative and (b) votes will be determined in accordance with Section 8.2 of the Collateral Agency and Intercreditor Agreement.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.02 hereof, as part of the same series as the Initial Notes.

“Affiliate” means as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“ALTA” means American Land Title Association.

“Alternative Rating” shall mean, to the extent the ratings on the Notes are not available as described under the definition of “Rating Event”, the ratings by both of the Rating Agencies on (i) the 7.25% senior notes due 2017 of the Company, and, to the extent the ratings on such notes under clause (i) are not available, (ii) the corporate credit and/or family ratings of the Company.

“Applicable Premium” means, with respect to any Note on any redemption date, as calculated by the Company, the greater of:

(1)	1.0% of the principal amount of the Note; or

(2)
the excess of:  (a) the present value at such redemption date of (i) the redemption price of the Note at August 15, 2015, (such redemption price being set forth in the table appearing in Section 3.07(e) hereof) plus (ii) all required interest payments due on the Note through August 15, 2015, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Bankrupt Subsidiary” means any Subsidiary of the Company that is a debtor under the Bankruptcy Code immediately after the date of this Indenture.

“Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. §§ 101 et seq.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Blue Spruce Refinancing Facility” means a credit facility with Blue Spruce Energy Center, LLC, as borrower, in a maximum original principal amount not to exceed $100.0 million, entered into to (among other things) repay or redeem outstanding indebtedness of Blue Spruce Energy Center, LLC.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“CalGen Makewhole Payment” means the aggregate amount, if any, of any actual or potential claims, premiums or penalties related to (1) any “makewhole,” repayment, prepayment or call provisions, (2) any contract defaults or (3) any contractual damages, in each case payable to the holders of the CalGen Prepetition Secured Obligations in connection with the repayment of the CalGen Prepetition Secured Obligations.

“CalGen Prepetition Secured Obligations” means the obligations under the (1) $235,000,000 First Priority Secured Floating Rate Notes due 2009, issued by Calpine Generating Company, LLC (“CalGen”) and CalGen Finance Corporation (“CalGen Finance”) pursuant to that certain first priority indenture, dated as of March 23, 2004, among CalGen, CalGen Finance and Wilmington Trust FSB, as first priority trustee, (2) $600,000,000 First Priority Secured Institutional Term Loans due 2009, issued by CalGen pursuant to that certain Credit and Guarantee Agreement, dated as of March 23, 2004, among CalGen, the guarantor subsidiaries of CalGen listed therein, Morgan Stanley Senior Funding, Inc., as administrative agent, sole lead arranger and sole bookrunner, and the various lenders named therein, (3) $200,000,000 First Priority Revolving Loans issued on or about March 23, 2004 pursuant to that Amended and Restated Agreement, among CalGen, the guarantors party thereto, the lenders party thereto, The Bank of Nova Scotia, as administrative agent, L/C Bank, lead arranger and sole bookrunner, Bayerische Landesbank, Cayman Islands Branch, as arranger and co-syndication agent, Credit Lyonnais, New York Branch, as arranger and co-syndication agent, ING Capital LLC, as arranger and co-syndication agent, Toronto Dominion (Texas) Inc., as arranger and co-syndication agent, and Union Bank of California, N.A., as arranger and co-syndication agent, (4) $640,000,000 Second Priority Secured Floating Rate Notes due 2010, issued by CalGen and CalGen Finance pursuant to that certain second priority indenture, dated as of March 23, 2004, among CalGen, CalGen Finance and Wilmington Trust FSB, as second priority trustee, (5) $100,000,000 Second Priority Secured Term Loans due 2010, issued by CalGen pursuant to that certain Credit and Guarantee Agreement, dated as of March 23, 2004, among CalGen, the guarantor subsidiaries of CalGen listed therein, Morgan Stanley Senior Funding, Inc., as administrative agent, sole lead arranger and sole bookrunner and the various lenders named therein, and (6) $680,000,000 Third Priority Secured Floating Rate Notes Due 2011 and the $150,000,000 11.5% Third Priority Secured Notes Due 2011, in each case issued by CalGen and CalGen Finance pursuant to that certain third priority indenture, dated as of March 23, 2004, among CalGen, CalGen Finance and Wilmington Trust Company FSB, as third priority trustee.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP as in effect from time to time.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Case” means any case pending under Chapter 11 of the Bankruptcy Code.

“Cash Equivalents” means:

(1)	United States dollars;

(2)
securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)
certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)
repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition; and

(6)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Cash Management Obligations” means, with respect to the Company or any Guarantor, any obligations of the Company or such Guarantor owed to any Qualified Cash Management Creditor in respect of treasury management arrangements, depositary or other cash management services, including in connection with any automated clearing house transfer of funds or any similar transactions.

“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of the Company of any of its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Clearstream” means Clearstream Banking, S.A.

“CNTA Ratio” means, as of any date of determination, (a) the Consolidated Net Tangible Assets of the Company and the Guarantors as of the end of the most recent fiscal quarter for which an internal consolidated balance sheet of the Company and its Subsidiaries is available, divided by (b) the aggregate amount of First Lien Debt of the Company and the Guarantors (as calculated under Section 4.07 hereof) outstanding on such date.

“Collateral” means, in the case of each Series of Secured Debt, all properties and assets of the Company and the Guarantors now owned or hereafter acquired in which Liens have been granted to the Collateral Agent to secure the Secured Obligations in respect of such Series of Secured Debt.

“Collateral Agency and Intercreditor Agreement” means that certain Collateral Agency and Intercreditor Agreement, dated as of January 31, 2008 (as amended, amended and restated, supplemented or otherwise modified from time to time in compliance with the terms of this Indenture), by and among the Company, the other guarantors from time to time party thereto, the secured debt representatives and the Collateral Agent.

“Collateral Agent” means Goldman Sachs Credit Partners L.P., in its capacity as collateral agent under the Security Documents, together with its successors and assigns in such capacity.

“Commission” means the U.S. Securities and Exchange Commission.

“Commodity Hedge Agreements” means any agreement providing for swaps (including without limitation heat rate swaps), caps, collars, puts, calls, floors, futures, options, spots, forwards, power purchase, tolling or sale agreements, fuel purchase or sale agreements, emissions credit purchase or sales agreements, power transmission agreements, fuel transportation agreements, fuel storage agreements, netting agreements, or commercial or trading agreements, each with respect to, or involving the purchase, transmission, distribution, sale, lease or hedge of, any energy, generation capacity or fuel, or any other energy related commodity or service, price or price indices for any such commodities or services or any other similar derivative agreements, and any other similar agreements, entered into in the ordinary course of business in order to manage fluctuations in the price or availability of any commodity.

“Company”  means Calpine Corporation, and any and all successors thereto.

“Consolidated Net Tangible Assets” as of any date of determination means the sum of (a)(i) the total assets of the Company and the Guarantors as of the end of the most recent fiscal quarter for which an internal consolidated balance sheet of the Company and its Subsidiaries is available, minus (ii) all current derivative assets and long term derivative assets of the Company and the Guarantors reflected on such balance sheet, minus (iii) total goodwill and other intangible assets of the Company and the Guarantors reflected on such balance sheet, plus (b) the book value, as determined by the Company’s chief financial officer in good faith, of any assets (other than goodwill and other intangible assets and current derivative assets and long term derivative assets) acquired by the Company and the Guarantors since the end of such fiscal quarter that, as of such date, are held by the Company and the Guarantors, minus (c) all current liabilities (other than any such liabilities that (i) would be included in the aggregate amount First Lien Debt outstanding as of such date of determination pursuant to Section 4.07(b) or (ii) constitute current derivative liabilities) of the Company and the Guarantors reflected on such balance sheet, in each case, calculated on a consolidated basis in accordance with GAAP as in effect on the 2017 Notes Issue Date.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.01 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means (a) the Existing Credit Agreement and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors) in whole or in part from time to time the indebtedness and other obligations outstanding under the Existing Credit Agreement or any other agreement or instrument referred to in this clause (b); provided that any agreement or instrument described above in clause (b) shall only constitute the “Credit Agreement” (or a portion thereof) if the respective agreement or instru-

ment provides that such agreement or instrument (or indebtedness thereunder) shall constitute “First Lien Debt” for purposes of the Collateral Agency and Intercreditor Agreement (and so long as same satisfies the requirements of clause (2) of the definition of First Lien Debt) and the respective First Lien Representative shall have notified the Collateral Agent that such agreement or instrument shall constitute the Credit Agreement (or a portion thereof) and shall have executed and delivered to the Collateral Agent a joinder to the Collateral Agency and Intercreditor Agreement and the other actions specified in the Collateral Agency and Intercreditor Agreement shall have been taken with respect to the relevant Series of Secured Debt being issued or incurred.  Any reference to the Credit Agreement hereunder shall be deemed a reference to any Credit Agreement then extant.  Notwithstanding the foregoing, in no event shall any Permitted Notes Document (as defined in the Existing Credit Agreement or as any substantially similar term is defined in any credit agreement that refinances in full the Existing Credit Agreement or any previous refinancing in full thereof) be deemed to constitute the Credit Agreement.

“Credit Facility Obligations” means all “Obligations” (or any other defined term having a similar purpose) as defined in the Credit Agreement.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Project Subsidiary” means (a) any Project Subsidiary formed by the Company or any of its Subsidiaries after January 31, 2008, (b) Otay Mesa Energy Center, LLC, Calpine Greenfield (Holdings) Corporation and Russell City Energy Center, LLC and (c) any other Subsidiary that was a Guarantor but has been subsequently designated by a Responsible Officer (pursuant to written notice to the Collateral Agent) not to be a Guarantor, but only if such Subsidiary does not provide a guarantee with respect to the Existing Credit Agreement (or if the Existing Credit Agreement is no longer in effect, any other First Lien Debt).

“Discharge of First Lien Obligations” means the occurrence of all of the following:

(1)	termination or expiration of all commitments to extend credit that would constitute First Lien Debt;

(2)	payment in full and discharge of the principal of and interest and premium (if any) on all First Lien Debt (other than any undrawn letters of credit);

(3)
termination, cancellation or cash collateralization of all outstanding letters of credit constituting First Lien Debt (other than such letters of credit that have theretofore been fully cash collateralized in accordance with the terms of the relevant Secured Debt Documents, fully supported by a letter of credit satisfactory to the issuer of the letter of credit supported thereby or otherwise supported in a manner satisfactory to the respective issuers thereof); and

(4)
payment in full and discharge of all other First Lien Obligations that are outstanding and unpaid at the time the First Lien Debt is paid in full and discharged (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Discharge of Second Lien Obligations” means the occurrence of all of the following:

(1)	termination or expiration of all commitments to extend credit that would constitute Second Lien Debt;

(2)	payment in full and discharge of the principal of and interest and premium (if any) on all Second Lien Debt (other than any undrawn letters of credit);

(3)
termination or cash collateralization of all outstanding letters of credit constituting Second Lien Debt (other than such letters of credit that have theretofore been fully cash collateralized, fully supported by a letter of credit satisfactory to the issuer of the letter of credit supported thereby or otherwise fully supported in a manner satisfactory to the respective issuers thereof); and

(4)
payment in full and discharge of all other Second Lien Obligations that are outstanding and unpaid at the time the Second Lien Obligations are paid in full and discharged (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature (other than pursuant to a change of control provision substantially similar to that described under Section 4.11).

“Domestic Subsidiary” means any Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees, or pledges any property or assets to secure, any other First Lien Obligations.

“Eligible Commodity Hedge Agreement” means (a) any agreement in effect on the 2017 Notes Issue Date that constituted (immediately prior to the date of this Indenture) an “Eligible Commodity Hedge Agreement” as defined in the Existing Credit Agreement, and (b) any Com-

modity Hedge Agreement entered into (or amended) by the Company or any Guarantor with a counterparty from time to time in the ordinary course of business, consistent with Prudent Industry Practice and not for speculative purposes, it being understood that whether a Commodity Hedging Agreement satisfies the criteria in this clause (b) shall be determined at the time such agreement is entered into and/or amended.  For the avoidance of doubt, the following transactions shall always be considered speculative and not be included in clause (b) hereof:  (i) any fixed price purchase of fuel that does not have an associated fixed price electricity sale; (ii) any fixed price sale of electricity that does not have an associated fixed price fuel purchase or is not used to hedge the heat rate differential between the Projects and the market or used to hedge any geothermal or storage Project; and (iii) any fixed price sale of fuel, other than forward sales of fuel to hedge the heat rate differential between the Company’s (and its Subsidiaries’) Projects and the market or used to hedge any geothermal or storage Project.

“Eligible Commodity Hedge Financing” means any letter of credit and/or revolving loan facility (including a commodity collateral revolving loan facility) that is entered into by the Company or any Guarantor so long as (a) such letters of credit or the proceeds of such facility are applied solely to collateralize obligations of the Company and the Guarantors to the counterparties under the Eligible Commodity Hedge Agreements to the extent that such counterparties are not otherwise secured by the Collateral and (b) the obligations of the Company and the Guarantors under such facility are secured by the Collateral pursuant to clause (1) of the definition of Permitted Liens on a pari passu basis with Obligations under the Eligible Commodity Hedge Agreements and are not secured by any other assets of the Company and the Guarantors.

“Eligible Facility” means a gas-fired electric generation facility with a nominal capacity of 1,000 MW or less.

“Eligible Series of First Lien Debt” means, at any time, any Series of First Lien Debt in respect of which the aggregate amount of First Lien Obligations (determined as provided in the first sentence of the definition of Required First Lien Debtholders) outstanding at such time exceeds $100.0 million.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of Capital Stock (other than Disqualified Capital Stock) of the Company, other than to any of the Company’s Subsidiaries.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Excluded Subsidiary” means (a) any Foreign Subsidiary, (b) any Bankrupt Subsidiary for so long as such Bankrupt Subsidiary is a debtor under the Bankruptcy Code, (c) any Designated Project Subsidiary, (d) any Subsidiary of the Company that is (A) a Domestic Subsidiary of the Company substantially all of the assets of which consist of the Capital Stock of one or more Foreign Subsidiaries or (B) a Domestic Subsidiary of the Company substantially all of the assets of which consist of the Capital Stock of one or more Subsidiaries described in clause (A) hereof (whether such ownership is directly held or through another one or more such Subsidiaries), (e) any Subsidiary of the Company (other than a Material Subsidiary) and any Material Project Subsidiary that is not a Guarantor (as defined in the Guarantee and Collateral Agreement) as of the date of this Indenture or is thereafter designated by a Responsible Officer (pursuant to written notice to the Collateral Agent) not to be a Guarantor, but only if such Subsidiary does not provide a guarantee with respect to the Existing Credit Agreement or if the Existing Credit Agreement is no longer in effect, any other First Lien Debt, (f) any Subsidiary of Calpine Energy Services Holdings, Inc.  that are not guarantors of the Existing Credit Agreement on the 2017 Notes Issue Date, (g) any Subsidiary which the Company requests to be an Excluded Subsidiary which is satisfactory to the administrative agent under the Credit Agreement or an Act of Required Debtholders and (h) any Material Subsidiary (other than any Geysers Entity, any Subsidiary of Calpine Energy Services Holdings, Inc., any of Calpine Calgen Holdings, Inc.  and its Subsidiaries and any Material Project Subsidiary) that is not a Guarantor (as defined in the Guarantee and Collateral Agreement) as of the date of this Indenture or is thereafter designated by a Responsible Officer (pursuant to written notice to the Collateral Agent) not to be a Guarantor, but only if such Subsidiary does not provide a guarantee with respect to the Existing Credit Agreement or if the Existing Credit Agreement is no longer in effect, any other First Lien Debt.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of January 31, 2008 (as amended, amended and restated, supplemented or otherwise modified from time to time), by and among the Company, the guarantors party thereto, Goldman Sachs Credit Partners L.P., as collateral agent and administrative agent, and the lenders party thereto.

“Existing Credit Facility Obligations” means all “Obligations” (or any other defined term having a similar purpose) as defined in the Existing Credit Agreement

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the chief financial officer of the Company (unless otherwise provided in this Indenture).

“First Lien” means a Lien granted by a Security Document to the Collateral Agent for the benefit of the holders of First Lien Debt, at any time, upon any property of the Company or any other Guarantor to secure First Lien Obligations.

“First Lien Debt” means:

(1)	all Existing Credit Facility Obligations; and

(2)
to the extent issued or outstanding, (A) Specified Cash Management Obligations and Specified Swap Obligations and (B) any other Indebtedness (including (x) obligations under Eligible Commodity Hedge Agreements not included pursuant to clause (A) of this paragraph, (y) obligations under Eligible Commodity Hedge Financings and (z) permitted refinancings of First Lien Debt, including any Credit Agreement as defined in clause (b) of the definition thereof) that, in the case of this clause (B), are secured equally and ratably with the Credit Facility Obliga-

tions by a First Lien that was expressly permitted to be incurred and so secured under each then outstanding Credit Agreement (or if no such Credit Agreement is then in effect, each other applicable Secured Debt Document); provided that the foregoing provisions of preceding clause (B) shall not be construed to permit general basket Indebtedness or Lien baskets to be used to provide equal and ratable security as First Lien Debt in each case unless the respective provisions in the then outstanding Credit Agreement (if any) expressly provide that equal and ratable liens on the Collateral with the Credit Facility Obligations shall be permitted; and provided further that in the case of any Indebtedness or other obligations referred to in this clause (2):

(a)
on or before the date on which such Indebtedness is (or other obligations are) incurred by the Company or any other Guarantor (or on or about the date of the Collateral Agency and Intercreditor Agreement in respect of any such Indebtedness that is (or any such other obligations that were) incurred prior to the date of the Collateral Agency and Intercreditor Agreement and constitute(s) Secured Debt), such Indebtedness is (or other obligations are) designated by the Company, in an Officers’ Certificate delivered to the Collateral Agent, as “First Lien Debt” for the purposes of the Secured Debt Documents; provided that no Obligation or Indebtedness may be designated as both Second Lien Debt and First Lien Debt;

(b)
such Indebtedness is (or other obligations are) evidenced or governed by an indenture, credit agreement, loan agreement, note agreement, promissory note, Hedge Agreement or other agreement or instrument that includes a Lien Sharing and Priority Confirmation, or such Indebtedness is (or other obligations are) subject to a Lien Sharing and Priority Confirmation; and

(c)	is designated as First Lien Debt in accordance with the requirements of the Collateral Agency and Intercreditor Agreement.

In addition to the foregoing, all obligations owing to the Collateral Agent in its capacity as such, whether pursuant to the Collateral Agency and Intercreditor Agreement or one or more of the Security Documents, First Lien Documents or Second Lien Documents, shall in each case be deemed to constitute First Lien Debt (although there shall be no separate Series of First Lien Debt as a result thereof) and First Lien Obligations (with the obligations described in this sentence being herein called “Collateral Agent Obligations”), which Collateral Agent Obligations shall be entitled to the priority provided in clause FIRST of Section 3.4 of the Collateral Agency and Intercreditor Agreement.

“First Lien Documents” means this Indenture, the Credit Agreement, the indenture governing the 2017 Notes, each agreement or instrument relating to any Specified Cash Management and Swap Obligations and each other agreement or instrument governing, or relating to, any First Lien Debt and the First Lien Security Documents.

“First Lien Eligible Commodity Hedge Financing Agreements” means any Eligible Commodity Hedge Financing (and agreements and instruments governing or relating thereto) which has become First Lien Debt in accordance with clause (2) of the definition of “First Lien Debt” contained in the Collateral Agency and Intercreditor Agreement.

“First Lien Eligible Commodity Hedge Financing Obligations” means all obligations under First Lien Eligible Commodity Hedge Financing Agreements.

“First Lien Hedging Obligations” means all Specified Swap Obligations and all other obligations under any Commodity Hedge Agreement, Eligible Commodity Hedge Agreement or Swap Agreement which, in any case, constitutes First Lien Debt in accordance with clause (2) of the definition of “First Lien Debt” contained in the Collateral Agency and Intercreditor Agreement.

“First Lien Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable postdefault rate, specified in the First Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the First Lien Documents, including, without limitation, all outstanding Credit Facility Obligations, Guaranty Reimbursement Obligations, Specified Cash Management Obligations, First Lien Hedging Obligations, First Lien Eligible Commodity Hedge Financing Obligations and such obligations in respect of any other series of First Lien Debt issued or outstanding after the date of this Indenture.  As provided in the last sentence of the definition of “First Lien Debt,” all Collateral Agent Obligations shall constitute First Lien Obligations.

“First Lien Representative” means (1) in the case of this Indenture, the Trustee, (2) in the case of the Existing Credit Agreement, Goldman Sachs Credit Partners L.P., as administrative agent thereunder and its successors and assigns, or (3) in the case of any other Series of First Lien Debt, the respective creditor or any trustee, agent or representative thereof designated in the respective Series of First Lien Debt.

“First Lien Security Documents” means the Security Documents (other than any Security Documents that do not secure the First Lien Obligations).

“Foreign Subsidiary” means any Subsidiary of the Company organized under the laws of any jurisdiction outside the United States.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

“Geysers Entities” means the collective reference to the following Subsidiaries of the Company:  Anderson Springs Energy Company, Thermal Power Company, Geysers Power I Company, Geysers Power Company, LLC and Calpine Calistoga Holdings, LLC.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4) or 2.06(d)(2) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Grantors” means any Person that pledges any Collateral under the Security Documents to secure any Secured Obligation.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantee and Collateral Agreement” means that certain Guarantee and Collateral Agreement, dated as of January 31, 2008 (as amended, amended and restated, supplemented or otherwise modified from time to time), by and among the Company, the other guarantors and Grantors from time to time party thereto and the Collateral Agent.

“Guarantors” means any Subsidiary of the Company that is a party to the Guarantee and Collateral Agreement, and its successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture and the Collateral Agency and Intercreditor Agreement.

“Guaranty Reimbursement Obligations” means all Obligations of the Company and the Guarantors under Section 2 of the Guarantee and Collateral Agreement.

“Hedge Agreement” means any agreement or instrument governing or relating to any First Lien Hedging Obligations.

“Hedge Outstanding Amount” means, for any Hedge Agreement on any date of determination, an amount determined in good faith by the applicable First Lien Representative equal to:  (a) in the case of a Hedge Agreement documented pursuant to a Master Agreement, the amount, if any, that would be or is payable by the applicable obligor to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement were being terminated early on such date of determination due to a “Termination Event”, “Event of Default”, “Additional Event of Default”, or “Additional Termination Event”, (ii) the obligor party thereto were the sole “Affected Party,”

and (iii) the applicable First Lien Representative were the sole party determining such payment amount (with the applicable First Lien Representative making such determination reasonably in accordance with the provisions of the above-described Master Agreement); (b) in the case of a Hedge Agreement traded on a national exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the obligor party to such Hedge Agreement reasonably determined by the applicable First Lien Representative based on the settlement price of such Hedge Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the obligor party to such Hedge Agreement reasonably determined by the applicable First Lien Representative as the amount, if any, by which (i) the present value of the future cash flows to be paid by the applicable obligor exceeds (ii) the present value of the future cash flows to be received by such obligor pursuant to such Hedge Agreement.

“Holder” means a Person in whose name a Note is registered.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Indebtedness” means of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all preferred Capital Stock of such Person, (h) all guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) all obligations of such Person in respect of Swap Agreements.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.  For purposes hereof, preferred Capital Stock issued by the Company shall not constitute Indebtedness hereunder unless it constitutes Disqualified Capital Stock.

“Indenture” means this Amended and Restated Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $400,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchaser” means Goldman, Sachs & Co.

“Insolvency or Liquidation Proceeding” means:

(1)
any case commenced by or against the Company or any Guarantor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Company or any Guarantor or any similar case or proceeding relative to the Company or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(2)
any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)
any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Junior Lien Indebtedness” Indebtedness of the Company and/or any Subsidiary that is secured by Liens junior to the Liens securing the Obligations of the Company and the Guarantors under this Indenture; provided that the priority of such Liens and the ability of the lenders or holders of such Indebtedness to exercise rights and enforce remedies in respect of such Liens are subject to the Collateral Agency and Intercreditor Agreement or any other intercreditor agreement that provides for the subordination (including related intercreditors’ rights) of such Junior Lien Indebtedness at least to the same extent that the Second Lien Debt is subordinated to the First Lien Debt pursuant to the Collateral Agency and Intercreditor Agreement, as determined by the Company in good faith.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Lien Sharing and Priority Confirmation” means:

(1)
as to any Series of First Lien Debt, the written agreement of the holders of such Series of First Lien Debt, or their applicable First Lien Representative on their behalf, in each case as set forth in the indenture, credit agreement, loan agreement, note agreement, promissory note, Hedge Agreement or other agreement or instrument evidencing or governing such Series of First Lien Debt (or in a separate writing binding upon holders of such Series of First Lien Debt), for the enforceable benefit of all holders of each existing and future Series of First Lien Debt, each existing and future First Lien Representative, all holders of each existing and future Series of Second Lien Debt and each existing and future Second Lien Representative:

(a)
that all First Lien Obligations will be and are secured equally and ratably by all First Liens at any time granted by the Company or any other Grantor to secure any Obligations in respect of such Series of First Lien Debt, whether or not upon property otherwise constituting collateral for such Series of First Lien Debt, and that all such First Liens will be enforceable by the Collateral Agent for the benefit of all holders of First Lien Obligations equally and ratably;

(b)
that the holders of Obligations in respect of such Series of First Lien Debt are bound by the provisions of the Collateral Agency and Intercreditor Agreement, including without limitation (x) the provisions relating to the ranking of First Liens and the order of application of proceeds from enforcement of First Liens and (y) Section 8.22 thereof; and

(c)	consenting to and directing the Collateral Agent to perform its obligations under the Collateral Agency and Intercreditor Agreement and the other Security Documents; and

(2)
as to any Series of Second Lien Debt, the written agreement of the holders of such Series of Second Lien Debt, or their applicable Second Lien Representative on their behalf, in each case as set forth in the indenture, credit agreement, loan agreement, note agreement, promissory note, Hedge Agreement or other agreement or instrument evidencing or governing such Series of Second Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Second Lien Debt, each existing and future Second Lien Representative, all holders of each existing and future Series of Second Lien Debt and each existing and future Second Lien Representative:

(a)
that all Second Lien Obligations will be and are secured equally and ratably by all Second Liens at any time granted by the Company or any other Grantor to secure any Obligations in respect of such Series of Second Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Second Lien Debt, and that all such Second Liens will be enforceable by the Collateral Agent for the benefit of all holders of Second Lien Obligations equally and ratably;

(b)
that the holders of Obligations in respect of such Series of Second Lien Debt are bound by the provisions of the Collateral Agency and Intercreditor Agreement, including without limitation (x) the provisions relating to the ranking of Second Liens and the order of application of proceeds from the enforcement of Second Liens and (y) Section 8.22 thereof; and

(c)	consenting to and directing the Collateral Agent to perform its obligations under the Collateral Agency and Intercreditor Agreement and the other Security Documents.

“Limited Recourse Debt” means Indebtedness of a Project Subsidiary or Project Subsidiaries (or a Subsidiary or Subsidiaries directly or indirectly holding the Capital Stock of one or more of such Project Subsidiaries) that is incurred to finance the improvement, installment, design, engineering, construction, acquisition, development, completion, maintenance or operation of, or otherwise affects any such act in respect of, all or any portion of the applicable Project or Projects, or to refinance existing such Indebtedness, with respect to which the recourse of the holder or obligee of such Indebtedness is limited to (i) assets (and revenues and proceeds from such assets) associated with or ancillary to such Project or Projects (which in any event shall not include assets held by any Subsidiary other than a Subsidiary, if any, whose sole business is the ownership and/or operation of such Project or Projects (or the direct or indirect ownership of one or more of the relevant Project Subsidiaries) and substantially all of whose assets are associated with or ancillary to such Project or Projects) in respect of which such Indebtedness was incurred and/or (ii) such Subsidiary or Subsidiaries, and/or such Project Subsidiary or Project Subsidiaries and/or the Capital Stock in one or more of such entity or entities, but in the case of clause (ii) only if such Subsidiary’s or Project Subsidiary’s sole business is the ownership and/or operation of such Project or Projects (or the direct or indirect ownership of one or more of the relevant Project Subsidiaries) and substantially all of such Subsidiary’s or Project Subsidiary’s assets are associated with or ancillary to such Project or Projects.  For purposes of the Collateral Agency and Intercreditor Agreement and the Guarantee and Collateral Agreement, Indebtedness of a Subsidiary of the Company shall not fail to be Limited Recourse Debt by reason of the holders of such Limited Recourse Debt having recourse to the Company or another Subsidiary of the Company pursuant to a performance guarantee, so long as such performance guarantee is permitted under the Credit Agreement.

“Master Agreement” means any Master Agreement published by the International Swap and Derivatives Associations, Inc.

“Material Project Subsidiaries” means the collective reference to the following Subsidiaries of the Company:  Calpine Steamboat Holdings, LLC, Metcalf Holdings, LLC and Blue Spruce Energy Center, LLC, and all of their respective direct and indirect Subsidiaries.

“Material Subsidiaries” means the collective reference to the following Subsidiaries of the Company:  the Geysers Entities, Calpine Energy Services Holdings, Inc., Calpine Calgen Holdings, Inc., Calpine CCFC Holdings, Inc., CPN Energy Services GP, Inc., CPN Energy Services LP, Inc., Calpine Riverside Holdings, LLC, and the Material Project Subsidiaries and all of their respective direct and indirect Subsidiaries (excluding, for the avoidance of doubt, California Peaker Holdings, LLC and its Subsidiaries and South Point Holdings, LLC and its Subsidiaries), and each of the Calpine Power Company, Calpine Operations Management Company, Inc., Calpine Administrative Services Company, Inc.  and Calpine Fuels Operation; it being understood that any Subsidiary into which any Material Subsidiary merged or otherwise consolidated or any Subsidiary to which all or substantially all of the assets of any Material Subsidiary are transferred or otherwise disposed shall constitute a Material Subsidiary for all purposes under this Indenture.

“Metcalf Refinancing Facility” means a credit facility with Metcalf Energy Center, LLC, as borrower, in a maximum original principal amount not to exceed $400.0 million, entered into to (among other things) repay or redeem outstanding indebtedness and preferred securities of Metcalf Energy Center, LLC.

“Moody’s” means Moody’s Investors Services, Inc., or any successor thereto.

“Mortgage” means each of the mortgages and deeds of trust made by the Company or any Guarantor in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties referred to therein, in form and substance reasonably satisfactory to the Collateral Agent.

“Mortgaged Property” means the real properties of the Company or any Guarantor, as to which the Collateral Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages.

“Non-Recourse Debt” means Indebtedness:

(1)
as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, other than pursuant to any performance guarantee; and

(2)
no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its final stated maturity.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, pursuant to the Guarantee and Collateral Agreement.

“Notes” has the meaning assigned to it in the preamble to this Indenture.  The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” the Company’s Offering Memorandum dated May 17, 2010, relating to the initial offering of the Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Legal Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the chief legal officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.03 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.03 hereof.  The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Liens” means:

(1)	Liens securing (a) First Lien Debt and (b) all other First Lien Obligations;

(2)	Liens securing (a) Second Lien Debt and (b) all other Second Lien Obligations, which Liens are made junior to the First Lien Obligations pursuant to the Collateral Agency and Intercreditor Agreement;

(3)	Liens securing Junior Lien Indebtedness and all Obligations with respect thereto;

(4)
Liens on the property or assets of (a) the Company or any Subsidiary of the Company in favor of the Company or any Guarantor or (b) any Restricted Subsidiary that is not a Guarantor in favor of any other Restricted Subsidiary that is not a Guarantor;

(5)	Liens on property (including Capital Stock) existing at the time of acquisition of the property (including Capital Stock) by the Company or any Subsidiary of the

Company; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(6)
Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

(7)
Liens to secure the performance of bids, trading contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, and other obligations of a like nature incurred in the ordinary course of business; provided that, for the avoidance of doubt, Liens (including without limitation rights of set-off) on (i) deposits and (ii) revenues under trading contracts, in each case in favor of counterparties under such trading contracts and other obligations incurred in the ordinary course of business (including trading counterparties, brokerages, clearing houses, utilities, systems operators and similar entities) shall be permitted and shall be permitted to be first priority Liens on such collateral;

(8)
Liens existing on the 2017 Notes Issue Date and Liens on assets of the Company or any of its Subsidiaries securing obligations incurred to refinance, replace, refund, renew or extend obligations (and obligations refinancing such obligations) secured by Liens existing on the 2017 Notes Issue Date; provided that the Liens securing such obligations shall attach only to the assets that were subject to Liens securing the obligations so refinanced, replaced, refunded, renewed or extended;

(9)	licenses, leases or subleases granted to third parties not interfering in any material respect with the business of the Company and any of its Restricted Subsidiaries;

(10)
Liens for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Restricted Subsidiary, as the case may be, in accordance with GAAP as in effect from time to time;

(11)
carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ or other similar Liens arising in the ordinary course of business which in the aggregate do not materially detract from the value of the property or assets or materially impair the use thereof in the operation of the business of the Company and its Subsidiaries and are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto are maintained on the books of the Company or the affected Restricted Subsidiary, as the case may be, in accordance with GAAP as in effect from time to time;

(12)
easements, rights-of-way, restrictions, zoning ordinances and other similar encumbrances incurred in the ordinary course of business which, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company and any of its Restricted Subsidiaries;

(13)	any interest or title of a licensor, lessor or sublessor under any lease;

(14)	Liens created for the benefit of (or to secure) the Notes or the Note Guarantees;

(15)	Liens arising in the ordinary course of business to secure liability (in an amount not in excess of the premium for such insurance) for premiums to insurance carriers;

(16)	filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases or capital leases;

(17)	bankers’ Liens and similar Liens (including rights of set-off) in respect of bank deposits;

(18)	Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(19)
Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(20)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(21)
good faith deposits made in connection with (a) any acquisition (whether pursuant to an acquisition of Capital Stock, assets or otherwise) by the Company or any of its Subsidiaries from any Person of all or substantially all of the assets of a Person or a line of business of a Person or (b) any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution, or purchase of any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or any other investment;

(22)
Liens on assets of any Subsidiary of the Company or Project Subsidiary and/or on the Capital Stock of such Subsidiary or Project Subsidiary, in each case to the extent such Liens secure Limited Recourse Debt;

(23)
any Lien existing on any property or asset prior to the acquisition thereof (or the acquisition of, or merger or consolidation with, the Person owning such property or asset) by the Company or any of its Subsidiaries, and any Lien securing obligations incurred to refinance, replace, refund, renew or extend the obligations secured by such Liens; provided that in each case (i) such Lien is not created in con-

templation or in connection with such acquisition, (ii) such Lien does not apply to any other property or assets of the Company or any of its Subsidiaries (other than fixtures and improvements on any such real property), and (iii) the principal amount of any Indebtedness secured by such Liens shall not be increased (except by the amount of premiums, penalties, accrued and unpaid interest, fees and expenses associated with such refinancing, replacement, refunding, renewal or extension of such Indebtedness);

(24)	utility and similar deposits made by the Company or its Subsidiaries in the ordinary course of business;

(25)	Permitted PPA Counterparty Liens, subject to a PPA Intercreditor Agreement;

(26)
Liens securing (a) Capital Lease Obligations and (b) other Indebtedness of the Company or any of its Subsidiaries incurred to finance all or any part of the acquisition, lease, construction, installation or improvement of any assets, and any refinancing, replacement, refunding, renewal or extension of any such Indebtedness without any increase thereof, in an aggregate amount, together with all other Capital Lease Obligations and Indebtedness secured by Liens pursuant to this clause (26) not to exceed $150.0 million at any one time outstanding, so long as (i) such Liens are initially created or arise prior to or within the 90 days after the completion of such acquisition, lease, construction, installation or improvement and (ii) such Liens do not attach to assets of the Company or any Subsidiary other than the relevant assets acquired, leased, constructed, installed or improved;

(27)
Liens of sellers of goods, gas or oil to the Company or any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or under other state statutes in the ordinary course of business, covering only the goods, gas or oil sold and covering only the unpaid purchase price for such goods, gas or oil and related expenses;

(28)	Liens securing the CalGen Makewhole Payment, if any;

(29)
Liens securing the Blue Spruce Refinancing Facility and the Metcalf Refinancing Facility, provided that in each case the Liens securing such Obligations shall attach only to the assets that were subject to Lien securing the Obligations refinanced, replaced, refunded, renewed or extended by the Blue Spruce Refinancing Facility or the Metcalf Refinancing Facility, as applicable;

(30)
Liens on all or substantially all of the assets of any Subsidiary of the Company that was a debtor under the Bankruptcy Code immediately after the closing date of the Existing Credit Agreement, which Subsidiary has not emerged from its Case to the extent such Liens secure the obligations of such bankrupt Subsidiaries under loans made to them and permitted under the Existing Credit Agreement; provided that such Liens shall be terminated and released as of the date that such Subsidiary emerges from its Case; and

(31)
Liens securing Indebtedness or other Obligations in an aggregate amount, together with all other Indebtedness and other Obligations secured by Liens pursuant to this clause (31), not to exceed $100.0 million at any one time outstanding.

“Permitted PPA Counterparty Lien” means a Lien granted by the Company or any of its Subsidiaries in favor of a PPA Counterparty under a PPA; provided that all of the following conditions are satisfied:

(1)	the PPA Counterparty shall not be an Affiliate of the Company or any of its Subsidiaries;

(2)
the Lien shall not secure any Indebtedness and (a) shall have been granted solely to secure the performance obligations of the applicable Project Subsidiary under the PPA and/or any obligations of such Project Subsidiary to make a termination payment under the PPA, or (b) shall create rights designed to enable the PPA Counterparty to assume operational control of the relevant Eligible Facility or Eligible Facilities (e.g., step-in rights) or otherwise continue performance of the Project Subsidiary’s obligations under the PPA;

(3)	the PPA Counterparty shall be permitted to exercise its rights and remedies solely with respect to the assets subject to such Lien only:

(a)	for so long as the PPA Counterparty remains current with respect to all of its payment obligations under the PPA and shall not otherwise be in a continuing default under the PPA;

(b)
if the PPA Counterparty continues to acknowledge the existence of the Liens securing the Obligations (unless and until the Liens securing the Obligations are eliminated in connection with a foreclosure of the Lien as contemplated by clause (4) of this definition); and

(c)
if either (i) the Project Subsidiary has terminated, rejected or repudiated the PPA (including, without limitation, any rejection or similar act by or on behalf of such Project Subsidiary in connection with any case under the Bankruptcy Code) or (ii) the Project Subsidiary (A) provides or delivers capacity or energy to a third party if such Project Subsidiary is required under the PPA to provide or deliver such capacity or energy to the PPA Counterparty, (B) fails to operate or attempt to operate one or more of the relevant Eligible Facilities at a time when the Project Subsidiary was required under the PPA to operate or attempt to operate such Eligible Facility or Eligible Facilities and such operation is not prevented by force majeure, forced outage or other events or circumstances outside the reasonable control of the Person responsible therefor, (C) fails to comply with any provisions of the PPA designed to enable the PPA Counterparty to assume operational control of the relevant Eligible Facility or Eligible Facilities (e.g., step-in rights) or otherwise take actions necessary to continue performance of Project Subsidiary’s obligations under the PPA, in each case to the extent the Project Subsidiary is then capable of complying with such provisions, (D) fails to pay to the PPA Counterparty any amount due and payable in accordance with the terms and conditions of the PPA, or (E) otherwise intentionally breaches its obligations under the PPA;

(4)
the PPA Counterparty’s exercise of its rights with respect to the Lien shall be limited to (a) the taking of actions pursuant to any provisions of the PPA designed to enable the PPA Counterparty to assume operational control of the relevant Eligible Facility or Eligible Facilities (e.g., step-in rights) or otherwise necessary to continue performance of Project Subsidiary’s obligations under the PPA or (b) the recovery of any termination payment due under the PPA; and

(5)	the PPA Counterparty shall have executed and delivered a PPA Intercreditor Agreement.

“Permitted Refinancing Indebtedness” means any Indebtedness that constitutes First Lien Debt issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness that constitutes First Lien Debt; provided that the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on such Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith).

“Permitted Replacement Commitment” means any letters of credit, similar obligations and/or commitment to lend or provide Indebtedness that replaces any then-existing letters of credit, similar obligations or undrawn and unutilized commitment to lend or provide Indebtedness, in each case, that would constitute First Lien Debt; provided that the maximum principal amount of the replacement letters of credit, similar obligations and commitments may not exceed the maximum principal amount of the then-existing letters of credit, similar obligations and commitments.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“PPA” means an agreement (including a tolling agreement, fuel conversion services agreement or other similar agreement) entered into by a Subsidiary for the sale of capacity or energy (and services ancillary or related thereto) from one or more of the Projects.

“PPA Counterparty” means a counterparty to a PPA.

“PPA Intercreditor Agreement” means an intercreditor agreement that provides for the following:  (a) notice by the Company to the relevant PPA Counterparty of defaults, events of default and any exercise of remedies by the lenders under the Credit Agreement or an Act of Required Debtholders in connection therewith, (b) the right of the PPA Counterparty to exercise step-in rights, (c) notice to the Collateral Agent and the trustee of any defaults under the relevant PPA, (d) standstill provisions relating to the exercise of remedies by the PPA Counterparty, (e)

the right of the lenders under the Credit Agreement or an Act of Required Debtholders to cure defaults under the relevant PPA without assuming the PPA or taking possession of the Project, (f) the right of the lenders under the Credit Agreement or an Act of Required Debtholders to cure defaults under the relevant PPA by stepping in, assuming the contract and curing “curable” defaults, (g) the right of the applicable Secured Parties to provide alternative collateral (e.g., letter of credit) in lieu of Permitted PPA Counterparty Liens, (h) the establishment of a payment waterfall absent special actions by the PPA Counterparty and the lenders under the Credit Agreement or an Act of Required Debtholders, and (i) is otherwise in form and substance reasonably satisfactory to Collateral Agent and the Company.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Project” means any (a) electrical generation plant, (b) cogeneration plant, (c) facility for the exploration or drilling for fuel or other resources, or for the development, storage, transport or transmission of, electricity, steam, fuel, syngas or other resources for the generation of electricity or (d) facility engaged in another line of business in which the Company and its Subsidiaries are permitted to be engaged hereunder, in each case for which a Subsidiary or Subsidiaries of the Company was, is or will be (as the case may be) an owner, lessee, operator, manager, developer or builder, and shall also mean any two or more of such plants or facilities in which an interest has been acquired in a single transaction; provided that a Project shall cease to be a Project of the Company and its Subsidiaries at such time that the Company or any of its Subsidiaries ceases to have any existing or future rights or obligations (whether direct or indirect, contingent or matured) associated therewith.

“Project Subsidiary” means any Subsidiary of the Company whose sole business is the ownership and/ or operation of a Project or Projects and substantially all of the assets of which are associated with or acquired or utilized in such Project.

“Prudent Industry Practice” means those practices or methods as are commonly used or adopted by Persons in power generation industry in the United States, in connection with the conduct of such industry, in each case as such practices or methods may evolve from time to time, consistent with all applicable requirements of law.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Cash Management Creditors” means any Person to whom Cash Management Obligations are owed, in each case so long as such Person was a lender under the Credit Agreement or an Affiliate of a lender under the Credit Agreement, at the time the respective services or extensions of credit giving rise to such Cash Management Obligations were provided or incurred.

“Rating Agencies” means (1) each of Moody’s and S&P and (2) if any of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating Event” means the rating on the Notes (or, if ratings on the Notes by both Rating Agencies are not available, the Alternative Rating) is lowered by both of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Notes (or, if ratings on the Notes by both Rating Agencies are not available, the Alternative Rating) is under publicly announced consideration for a possible downgrade by either of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public disclosure by the Company of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control; provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at the Company’s or the Trustee’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Required First Lien Debtholders” means, at any time, the holders of more than 50% of the sum of (1) the aggregate outstanding principal amount of First Lien Debt (including outstanding letters of credit (unless fully cash collateralized in accordance with the terms of the relevant Secured Debt Documents, fully supported by a letter of credit satisfactory to the issuer of the letter of credit supported thereby or otherwise supported in a manner satisfactory to the respective issuers thereof) whether or not then available or drawn but excluding obligations under Hedge Agreements); (2) the aggregate Hedge Outstanding Amount under Hedge Agreements; and (3) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute First Lien Debt.  For purposes of this definition, (a) First Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding and neither the Company nor any Affiliate of the Company will be entitled to vote to direct the relevant First Lien Debt Representative, and (b) votes will be determined in accordance with Section 8.2 of the Collateral Agency and Intercreditor Agreement.  Notwithstanding the foregoing and except as provided in the immediately succeeding sentence, at all times when (x) the sum of (1) the outstanding Credit Facility Obligations and (2) the aggregate unutilized commitments under the Credit Agreement, exceeds (y) $500,000,000, the only First Lien Obligations included in determining the Required First Lien Debtholders in accordance with the preceding sentence shall be the Credit Facility Obligations, Specified Swap Obligations, Specified Cash Management Obligations, First Lien Hedging Obligations and First Lien Eligible Commodity Hedge Financing Obligations outstanding from time to time and (without duplication) any Guaranty Reimbursement Obligations with respect thereto.  The immediately preceding sentence shall not be given effect with respect to amendments or other modifications of the Collateral Agency and Intercreditor Agreement pursuant to Section 8.1 of the Collateral Agency and Intercreditor Agreement, but shall apply with respect to amendments or other modifications of other Security Documents pursuant to said section so long as such amendment or modification is not by its express terms disproportionately adverse in any material respect to the holders of any Series of First Lien Debt (with releases of Collateral being deemed to be not disproportionately adverse).

“Required Second Lien Debtholders” means, at any time, the holders of more than 50% of the sum of (1) the aggregate outstanding principal amount of Second Lien Debt (including outstanding letters of credit (unless fully cash collateralized in accordance with the terms of the relevant Secured Debt Documents, fully supported by a letter of credit satisfactory to the issuer of the letter of credit supported thereby or otherwise supported in a manner satisfactory to the respective issuers thereof) whether or not then available or drawn), and (2) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Second Lien Debt.  For purposes of this definition, (i) Second Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding and neither the Company nor any Affiliate of the Company will be entitled to vote to direct the relevant Second Lien Debt Representative, and (ii) votes will be determined in accordance with Section 8.2 of the Collateral Agency and Intercreditor Agreement.

“Responsible Officer” means the chief executive officer, president, any executive vice president or financial officer of the Company, but in any event, with respect to financial matters, a financial officer of the Company.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw Hill Companies, Inc., or any successor thereto.

“Second Lien” means a Lien granted by a Security Document to the Collateral Agent for the benefit of the Second Lien Secured Parties, at any time, upon any property of the Company or any other Grantor to secure Second Lien Obligations.

“Second Lien Debt” means to the extent issued or outstanding, any Indebtedness constituting Junior Lien Indebtedness; provided that in the case of any Indebtedness referred to in this definition:

(1)
on or before the date on which such Indebtedness is incurred by the Company or any Restricted Subsidiary (as defined in the Existing Credit Agreement), such Indebtedness is designated by the Company, in an Officers’ Certificate delivered to the Collateral Agent, as “Second Lien Debt” for the purposes of the Secured Debt Documents; provided, that no Obligation or Indebtedness may be designated as both Second Lien Debt and First Lien Debt;

(2)
such Indebtedness is evidenced or governed by an indenture, credit agreement, loan agreement, note agreement, promissory note or other agreement or instrument that includes a Lien Sharing and Priority Confirmation;

(3)	is designated as Second Lien Debt in accordance with the requirements of the Collateral Agency and Intercreditor Agreement; and

(4)
at the time of the incurrence thereof, the respective Second Lien Debt may be incurred (and secured as contemplated herein) without violating the terms of any Credit Agreement then outstanding (or if no such Credit Agreement is then in effect, each other applicable Secured Debt Document).

“Second Lien Documents” means, collectively, the indenture, credit agreement or other agreement or instrument evidencing or governing or securing each Series of Second Lien Debt and the Second Lien Security Documents.

“Second Lien Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable postdefault rate, specified in the Second Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the documentation governing any Second Lien Debt.

“Second Lien Representative” means, in the case of any Series of Second Lien Debt, the trustee, agent or representative of the holders of such Series of Second Lien Debt who maintains the transfer register for such Series of Second Lien Debt and is appointed as a Second Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement, loan agreement, note agreement, promissory note or other agreement or instrument evidencing or governing such Series of Second Lien Debt, together with its successors in such capacity; provided that in each case such Person shall have executed a joinder to the Collateral Agency and Intercreditor Agreement.

“Second Lien Security Documents” means the Security Documents (other than any Security Documents that do not secure the Second Lien Obligations).

“Secured Debt” means First Lien Debt and Second Lien Debt.

“Secured Debt Default” means, with respect to any Series of Secured Debt, any event or condition which, under the terms of any credit agreement, indenture, loan agreement, note agreement, promissory note, Hedge Agreement or other agreement or instrument evidencing or governing such Series of Secured Debt, causes, or permits holders of Secured Debt outstanding thereunder to cause, the Secured Debt outstanding thereunder to become immediately due and payable.  For the avoidance of doubt, an “Event of Default” (or any other defined term having a similar purpose) (as defined in the Credit Agreement) shall constitute a Secured Debt Default with respect to the Series of Secured Debt evidenced by the Credit Agreement.

“Secured Debt Documents” means the First Lien Documents and the Second Lien Documents.

“Secured Debt Representative” means each First Lien Representative and each Second Lien Representative.

“Secured Debt Termination Date” means the date on which (1) all outstanding Secured Debt is paid in full and discharged, (2) all other Secured Obligations that are outstanding, due and payable at the time all Secured Debt is paid in full and discharged are paid in full and discharged, (3) all commitments to extend credit under all Secured Debt Documents are terminated or have expired and (4) all outstanding letters of credit issued pursuant to any Secured Debt Documents are cancelled, terminated, fully cash collateralized in accordance with the terms of the relevant Secured Debt Documents, fully supported by a letter of credit satisfactory to the issuer of the letter of credit supported thereby or otherwise supported in a manner satisfactory to the respective issuers thereof.

“Secured Obligations” means First Lien Obligations and Second Lien Obligations.

“Secured Parties” means the holders of First Lien Debt (including their Secured Debt Representatives) and the holders of Second Lien Debt (including their Secured Debt Representatives).

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Security Documents” means the Collateral Agency and Intercreditor Agreement, the Guarantee and Collateral Agreement, each Lien Sharing and Priority Confirmation, and all security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by the Company or any other Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 8.1 of the Collateral Agency and Intercreditor Agreement.

“Series of First Lien Debt” means, severally, (1) the Indebtedness under the Existing Credit Agreement, (2) all Specified Cash Management and Swap Obligations (with each separate such item constituting a separate series of First Lien Debt, except that agreements between one or more of the same Loan Parties, on the one hand, and one or more of the same counterparties, on the other hand, shall constitute a single series of First Lien Debt, so long as such agreements represent confirmations or transactions under a single common agreement among such parties) and (3) each separate issue of Indebtedness which constitutes First Lien Debt in accordance with clause (2) of the definition thereof contained herein (with agreements between one or more of the same Loan Parties, on the one hand, and one or more of the same counterparties, on the other hand, constituting a single issue and a single series of First Lien Debt, so long as such agreements represent confirmations or transactions under a single common agreement among such parties).

“Series of Second Lien Debt” means, severally, each issue or series of Second Lien Debt.

“Series of Secured Debt” means, severally, each Series of First Lien Debt and each Series of Second Lien Debt.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture; provided that clause (3) of such definition will be disregarded.

“Specified Cash Management and Swap Obligations” means a collective reference to all Specified Cash Management Obligations and all Specified Swap Obligations.

“Specified Cash Management Obligations” means all Cash Management Obligations that are owed to one or more Qualified Cash Management Creditors.

“Specified Swap Obligations” means all Obligations under any Swap Agreement in respect of interest rates or currency exchange rates existing on the 2017 Notes Issue Date (to the extent it constitutes a “Specified Swap Agreement” as defined in the Collateral Agency and Intercreditor Agreement on such date) or thereafter entered into by the Company or any Guarantor and any Person that is a lender under a Credit Agreement or an Affiliate of a lender under a Credit Agreement at the time such Swap Agreement is entered into.

“Subsidiary” means, with respect to any specified Person:

(1)
any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)
any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Swap Agreements” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any of its Subsidiaries shall be a “Swap Agreement.”

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 15, 2015; provided, however, that if the period from the redemption date to August 15, 2015, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Triggering Event” means (1) until the Discharge of First Lien Obligations, a Secured Debt Default under (a) any Credit Agreement or (b) at such time as the Credit Agreement is no longer effective, any then effective First Lien Document; and (2) after the Discharge of First Lien Obligations until the Discharge of Second Lien Obligations, a Secured Debt Default under any Second Lien Document.

“Trustee” means Wilmington Trust Company until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)
is a Person with respect to which neither the Company nor any of the Guarantors has any direct or indirect obligation, other than pursuant to a performance guarantee, (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results, in each case other than in the ordinary course of business on terms not materially less favorable to the Company or the relevant Guarantor than those that would have been obtained in a comparable transaction with an unrelated Person; and

(3)
has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of the Guarantors, in each case other than in the ordinary course of business on terms not materially less favorable to the Company or the relevant Guarantor than those that would have been obtained in a comparable transaction with an unrelated Person.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.02	Other Definitions.

Defined in
Term	Section
“Authentication Order”	2.02
“Change of Control Offer”	4.11
“Change of Control Payment”	4.11
“Change of Control Payment Date”	4.11
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Legal Defeasance”	8.02
“Paying Agent”	2.03
“Payment Default”	6.01
“Registrar”	2.03
“Title Datedown Product”	4.07
“Trustee”	8.05

Section 1.03	Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           unless otherwise specified herein, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect from time to time;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and in the plural include the singular;

(5)           “will” shall be interpreted to express a command;

(6)           provisions apply to successive events and transactions; and

(7)           references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

ARTICLE 2

THE NOTES

Section 2.01	Form and Dating.

(a)           General.  The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)           Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)           Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02	Execution and Authentication.

At least one Officer must sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by two Officers (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03	Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04	Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05	Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06	Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  Global Notes may only be exchanged for Definitive Notes if:

(1)           the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(2)           the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee;  or

(3)           there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authen-

ticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)           Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)           both:

(i)           a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)           instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)           both:

(i)           a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)           instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above;

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3)           Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)           if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of  Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)           if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(c) thereof, if applicable.

(4)           Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A)           the Registrar receives the following:

(i)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unre-

stricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (A) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)           Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, in each case after the occurrence of an event specified in Section 2.06(a), then, upon receipt by the Registrar of the following documentation:

(A)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)           if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)           if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(c) thereof, if applicable; or

(F)           if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee, upon receipt of an Authentication Order, shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount.  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)           Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, in each case after the occurrence of an event specified in Section 2.06(a), only if:

(A)           the Registrar receives the following:

(i)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the

Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, in each case after the occurrence of an event specified in Section 2.06(a), then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee, upon receipt of an Authentication Order, will authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

(1)           Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)           if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)           if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)           if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)           if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(c) thereof, if applicable; or

(F)           if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)           the Registrar receives the following:

(i)           if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)           if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)           Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(A) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)           Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)           if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)           if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(c) thereof, if applicable.

(2)           Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)           the Registrar receives the following:

(i)           if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)           if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)           Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)           Private Placement Legend.

(A)           Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE

SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION  NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(2)           Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN

CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g)           Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)           General Provisions Relating to Transfers and Exchanges.

(1)           To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)           No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.11 and 9.04 hereof).

(3)           The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)           All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)           Neither the Registrar nor the Company will be required:

(A)           to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)           to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)           to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)           Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)           The Trustee, upon receipt of an Authentication Order, will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)           All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(9)           Each Holder of a Note agrees to indemnify the Company against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities laws.

(10)           Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

(11)           The Trustee shall have no responsibility or obligation to any Participant or Indirect Participant or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant or Indirect Participant or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Participants or Indirect Participants.

(12)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Indirect Participants in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07	Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08	Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of    Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09	Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10	Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company will prepare and the Trustee will, upon receipt of an Authentication Order, authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11	Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act).  Certification of the destruction of all canceled Notes will be delivered to the Company.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12	Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01	Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of   Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1)           the clause of this Indenture pursuant to which the redemption shall occur;

(2)           the redemption date;

(3)           the principal amount of Notes to be redeemed; and

(4)           the redemption price.

Section 3.02	Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis to the extent practicable or by lot or such other similar method in accordance with the procedures of DTC unless otherwise required by law or applicable stock exchange requirements.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03	Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.

The notice will identify the Notes to be redeemed and will state:

(1)           the redemption date;

(2)           the redemption price;

(3)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4)           the name and address of the Paying Agent;

(5)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)           that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)           the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)           that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04	Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  A notice of redemption may not be conditional.

Section 3.05	Deposit of Redemption or Purchase Price.

One Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06	Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07	Optional Redemption.

(a)           At any time prior to August 15, 2013, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 108% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to but excluding the date of redemption (subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings by the Company; provided that:

(1)           at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)           the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(b)           At any time prior to August 15, 2015, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but excluding the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(c)           In addition, at any time and from time to time prior to August 15, 2015, but not more than once in any twelve-month period, the Company may redeem, in the aggregate, up to 10% of the original aggregate principal amount of Notes issued under this Indenture at a redemption price of 103% of the principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the applicable redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(d)           Except pursuant to the preceding paragraphs (a), (b) and (c) of this Section 3.02, the Notes will not be redeemable at the Company’s option prior to August 15, 2015.

(e)           On or after August 15, 2015, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to but excluding the applicable date of redemption, if redeemed during the twelve-month period beginning on August 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2015	104.000%
2016	102.667%
2017	101.333%
2018 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(f)           Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08	Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4

COVENANTS

Section 4.01	Payment of Notes.

The Company will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02	Maintenance of Office or Agency.

The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03	Reports.

Whether or not required by the Commission’s rules and regulations, so long as any Notes are outstanding, the Company will furnish to the Trustee, within 30 days after a large accelerated filer would be required to file such reports with the Commission under the Commission’s then existing rules and regulations:

(1)           annual reports of the Company containing substantially all of the information that would have been required to be contained in an Annual Report on Form 10-K under the Exchange Act if the Company had been a reporting company under the Exchange Act, including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (B) audited financial statements prepared in accordance with GAAP as in effect from time to time;

(2)           quarterly reports of the Company containing substantially all of the information that would have been required to be contained in a Quarterly Report on Form 10-Q under the Exchange Act if the Company had been a reporting company under the Exchange Act, including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (B) unaudited quarterly financial statements prepared in accordance with GAAP as in effect from time to time and reviewed pursuant to Statement on Auditing Standards No. 100 (or any successor provision); and

(3)           current reports containing substantially all of the information that would have been required to be contained in a Current Report on Form 8-K under the Exchange Act if the Company had been a reporting company under the Exchange Act; provided, however, that no such current report will be required to be furnished if the Company determines in its good faith judgment that such event is not material to the Holders or the business, assets, operations, financial positions or prospects of the Company and its Restricted Subsidiaries, taken as a whole.

Notwithstanding the foregoing, in no event will the Company be required by this Indenture to (A) comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the Commission, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein) and Regulation G, (B) include the separate financial information for Guarantors or other entities contemplated by Rule 3-10 and/or 3-16 of Regulation S-X promulgated by the Commission or (C) provide any additional information in respect of Item 402 of Regulation S-K beyond information of the type included in the Offering Memorandum.

The Company’s reporting obligations with respect to clauses (1) through (3) above will be satisfied in the event it timely files such reports with the Commission on EDGAR and such reports are publicly available.

So long as any Notes are outstanding, if at any time the Company is not filing with the Commission the reports required by the preceding paragraphs of this Section 4.03, the Company will also maintain a website to which Holders, prospective investors, broker-dealers and securities analysts are given access and to which all of the reports and press releases required by this Section 4.03 are posted.

In addition, if at any time the Company is not filing with the Commission the reports required by this Section 4.03, the Company shall furnish to Holders, prospective investors, broker-

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dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes constitute “restricted securities” under Rule 144.

Section 4.04	Compliance Certificate.

(a)           The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)           So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05	Taxes.

The Company will pay, and will cause each of the Guarantors to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06	Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07	Incurrence of Indebtedness.

(a)           The Company will not, and will not permit any of the Guarantors to, directly or indirectly, incur Indebtedness that will constitute First Lien Debt, unless the CNTA Ratio (after giving pro forma effect to any such incurrence and the application of the net proceeds thereof) is equal to or greater than 1.42 to 1.00.

(b)           For purposes of this Section 4.07, the aggregate amount of First Lien Debt outstanding as of any date of determination will be calculated as the sum of, without duplication:

(1)           the aggregate outstanding principal amount of all Indebtedness (or, if such Indebtedness is issued with original issue discount, the then accreted value thereof) for borrowed money that constitutes First Lien Debt, plus

(2)           the aggregate face amount of any letters of credit or similar instruments issued but not yet drawn that, when drawn, would constitute First Lien Debt, and the aggregate amount of reimbursement obligations in respect of drawn letters of credit or similar instruments that constitute First Lien Debt, plus

(3)           the aggregate amount of undrawn and unutilized commitments under which any First Lien Debt could be drawn and/or utilized as of such date, plus

(4)           the aggregate outstanding principal amount of any First Lien Debt (or, if such Indebtedness is issued with original issue discount, the then accreted value thereof) outstanding consisting of notes, bonds, debentures, credit agreements (including any Eligible Commodity Hedge Financing) or similar instruments or agreements.

(c)           Section 4.07(a) hereof will not apply to:

(1)           any Specified Cash Management and Swap Obligations, other Cash Management Obligations that would constitute First Lien Debt and any First Lien Hedging Obligations;

(2)           (A) Indebtedness under the Credit Agreement outstanding on the date of this Indenture (other than amounts being repaid with the proceeds of this offering), plus (B) the 2017 Notes, plus (C) up to $2.0 billion in incremental term debt thereunder (or debt securities issued in lieu thereof) incurred to repay or redeem secured debt, secured lease obligations or preferred securities of any Project Subsidiary pursuant to the provisions of Section 2.27(a) thereof as in effect on the 2017 Notes Issue Date (or as amended or waived, but solely with regard to any amendment or waiver of (i) any most favored nation pricing required thereunder, (ii) the Schedule Limit as set forth therein or (iii) the requirement that the Company be in pro forma compliance with any financial covenants thereunder);

(3)           the Notes issued hereby on the date of this Indenture;

(4)           any accretion of original issue discount or the payment of interest on any Indebtedness in the form of Indebtedness with the same terms (it being understood that each will be taken into account in determining the aggregate amount of First Lien Debt outstanding as specified in Section 4.07(b)(1) hereof);

(5)           any incurrence of Indebtedness that constitutes First Lien Debt (A) resulting from the drawing of, or reimbursement obligations under, any letters of credit or similar instruments or (B) resulting from borrowings under any undrawn and unutilized commitments to lend such Indebtedness, in each case, that were (i) in existence as of the 2017 Notes Issue Date (including without limitation under the Credit Agreement, as in effect on the date of this Indenture) or (ii) included in any calculation of the amount of First Lien Debt outstanding pursuant to Section 4.07(b) hereof in connection with an incurrence of First Lien Debt pursuant to Section 4.07(a) hereof; and, in either case, any Permitted Replacement Commitments that replaced such letters of credit, similar obligations and commitments;

(6)           any Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness that was permitted to be incurred pursuant to this Section 4.07; and

(7)           any Eligible Commodity Hedge Financings, so long as the lenders thereunder (or their representatives on their behalf) become a party to, or consent or agree to be bound by the terms and conditions, of the Collateral Agency and Intercreditor Agreement.

(d)           Notwithstanding the foregoing, the Company or any of the Guarantors may not incur (1) additional Indebtedness (other than Specified Cash Management and Swap Obligations, other Cash Management Obligations that would constitute First Lien Debt, any First Lien Hedging Obligations and any extension, renewal or refinancing of the Eligible Commodity Hedge Financings existing on the 2017 Notes Issue Date) pursuant to Section 4.07(a) hereof, (2) any Permitted Refinancing Indebtedness with respect to Indebtedness incurred under clauses (2), (3), (4) or (5) of Section 4.07(c) hereof or (3) any Permitted Refinancing Indebtedness with respect to any of the foregoing, in each case that will constitute First Lien Debt unless:

(1)           The Company and the Guarantors shall enter into, and deliver to the Collateral Agent, in the sole discretion of the Collateral Agent, a mortgage modification or new mortgage with regard to each Mortgaged Property, in proper form for recording in all applicable jurisdictions, in a form reasonably satisfactory to the Collateral Agent and, as applicable, consistent with the mortgage modifications delivered in connection with the issuance of the Notes;

(2)           The Company or the applicable Guarantor will cause to be delivered a local counsel opinion with respect to each Mortgaged Property in form and substance, and issued by law firms, in each case, reasonably satisfactory to the Collateral Agent and, as applicable, consistent with the local counsel opinions delivered in connection with the issuance of the Notes;

(3)           The Company or the applicable Guarantor will cause a title company approved by the Collateral Agent to have delivered to the Collateral Agent an endorsement to each title insurance policy then in effect for the benefit of the Secured Parties, date down(s) or other evidence reasonably satisfactory to the Collateral Agent (which may include a new title insurance policy) (each such delivery, a “Title Datedown Product”), in each case insuring that (i) the priority of the Lien of the applicable mortgage(s) as security for the Notes has not changed, (ii) since the date of the Title Datedown Product delivered most recently prior to (and not in connection with) such additional Indebtedness, there has been no change in the condition of title and (iii) there are no intervening liens or encumbrances which may then or thereafter take priority over the Lien of the applicable mortgage(s), in each case other than with respect to Permitted Liens; and

(4)           The Company or the applicable Guarantor will, upon the request of the Collateral Agent, deliver to the approved title company, the Collateral Agent and/or all other relevant third parties all other items reasonably necessary to maintain the continuing priority of the Lien of the mortgages as security for the Notes.

Section 4.08	Limitation on Secured Commodity Hedging.

The Company will not, and will not permit any of the Guarantors to, directly or indirectly enter into any Commodity Hedge Agreement that will constitute First Lien Debt, other than Eligible Commodity Hedge Agreements.

Section 4.09	Liens.

The Company will not, and will not permit any of the Guarantors to, directly or indirectly create, incur, assume or suffer to exist any Lien upon any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.10	Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)           its corporate existence, and the corporate, partnership or other existence of each of the Guarantors, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Guarantor; and

(2)           the rights (charter and statutory), licenses and franchises of the Company and the Guarantors; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of the Guarantors, if (a) the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Guarantors, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders and (b) if a Guarantor is to be dissolved, such Guarantor has no assets.

Section 4.11	Offer to Repurchase Upon Change of Control Triggering Event.

(a)           If a Change of Control Triggering Event occurs, each Holder will have the right to require the Company to make an offer (a “Change of Control Offer”) to each Holder to repur-

chase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to but excluding the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”).  Within 30 days following any Change of Control Triggering Event, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and stating:

(1)           that the Change of Control Offer is being made pursuant to this Section 4.11 and that all Notes tendered will be accepted for payment;

(2)           the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)           that any Note not tendered will continue to accrue interest;

(4)           that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)           that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)           that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)           that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.11, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.11 by virtue of such compliance.

(b)           On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)           accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)           deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)           deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly mail (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly, upon receipt of an Authentication Order, authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c)           Notwithstanding anything to the contrary in this Section 4.11, the Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.11 hereof and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.  A Change of Control Offer may be made in advance of a Change of Control Triggering Event, with the obligation to pay and the timing of payment conditioned upon the consummation of the Change of Control, if a definitive agreement to effect a Change of Control is in place at the time of the Change of Control Offer.

Section 4.12	Limitation on Sale and Leaseback Transactions.

The Company will not, and will not permit any of the Guarantors to, enter into any sale and leaseback transaction; provided that the Company or any Guarantor may enter into a sale and leaseback transaction if:

(1)           the Company or that Guarantor, as applicable, could have incurred a Lien (other than a Lien created under the Security Documents) to secure Indebtedness pursuant to Section 4.09 hereof; and

(2)           the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of the Company and set forth in an Officers’ Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction.

Section 4.13	Additional Note Guarantees.

If (1) the Company acquires or creates another Subsidiary after the date of this Indenture (that does not constitute an Excluded Subsidiary), (2) any Subsidiary of the Company ceases to constitute an Excluded Subsidiary or (3) any Excluded Subsidiary guarantees, or pledges any property or assets to secure, any First Lien Debt, then such Subsidiary will become a Guarantor under the Guarantee and Collateral Agreement and execute a supplemental indenture substantially in the form of Exhibit E hereto and deliver an Opinion of Counsel within 60 days thereof.

Section 4.14	Further Assurances; Insurance.

(a)           The Company and each of the Grantors will do or cause to be done all acts and things that may be required, or that the Collateral Agent from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the Holders, duly created and enforceable and perfected Liens upon the Collateral (including with respect to any property or assets that are acquired or otherwise become Collateral after the Notes are issued), in each case, as contemplated by, and with the Lien priority required under, this Indenture and the Security Documents.

(b)           Upon the reasonable request of the Collateral Agent at any time and from time to time, the Company and each of the Grantors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions the Collateral Agent may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by this Indenture for the benefit of the Holders and as otherwise consistent with the Security Documents.

(c)           The Company and the Grantors will maintain insurance policies (or self-insurance) on all its property in at least such amounts and against at least such risks as are usually insured against by companies of a similar size engaged in the same or a similar business and will name the Collateral Agent as an additional insured and loss payee as its interests may appear, to the extent required by the Security Documents.  Upon the request of the Collateral Agent, the Company and the Grantors will furnish to the Collateral Agent full information as to their property and liability insurance carriers.

Section 4.15	After-Acquired Collateral.

(a)           Unless otherwise directed by an Act of Required Debtholders pursuant to the Guarantee and Collateral Agreement, with respect to any property acquired after the date of this Indenture by the Company or any Grantor (other than any property described in clauses (b)-(d) of this Section 4.15) as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected Lien, the Company and each applicable Grantor shall promptly:

(1)           execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such property; and

(2)           take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Collateral Agent.

(b)           With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $5,000,000 acquired after the date of this Indenture by the Company or any Guarantor (other than any such real property subject to a Permitted Lien which precludes the granting of a Mortgage thereon), within 60 days after the creation or acquisition thereof, unless otherwise directed by an Act of Required Debtholders, the Company and each applicable Guarantor shall:

(1)           execute and deliver a first priority Mortgage or where appropriate under the circumstances, an amendment to an existing Mortgage, in each case in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property,

(2)           if requested by the Collateral Agent, provide the Secured Parties with (A) either (i) title insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Collateral Agent) in form and substance reasonably satisfactory to the Collateral Agent, as well as a current ALTA survey thereof, together with a surveyor’s certificate (only with respect to any power plant or any other real property for which an ALTA survey was obtained when such property was acquired) or (ii) where an amendment to an existing Mortgage has been delivered pursuant to clause (1) instead of a Mortgage, an endorsement to the existing title policy adding such property as an insured parcel, and (B) any consents or estoppels reasonably deemed necessary or advisable by the Collateral Agent in connection with such Mortgage or Mortgage amendment (to the extent obtainable using commercially reasonable efforts), each of the foregoing in form and substance reasonably satisfactory to the Collateral Agent; and

(3)           if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described in clauses (1) and (2) above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

(c)           With respect to any new Subsidiary (other than an Excluded Subsidiary) created or acquired after the date of this Indenture by the Company or any Guarantor (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Subsidiary), unless otherwise directed by an Act of Required Debtholders, within 60 days of the creation or acquisition thereof the Company and each applicable Guarantor shall:

(1)           execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Company or any Guarantor,

(2)           deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Company or the relevant Guarantor,

(3)           cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Collateral Agent and (C) to deliver to the Collateral Agent a customary closing certificate of such Subsidiary, in form and substance reasonably satisfactory to the Collateral Agent, with appropriate insertions and attachments, and

(4)           if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

(d)           With respect to any new Foreign Subsidiary (or Domestic Subsidiary of the type described in clause (d) of the definition of Excluded Subsidiary) created or acquired after the date of this Indenture by the Company or any Guarantor, unless otherwise directed by an Act or Required Debtholders, the Company and each applicable Guarantor shall promptly:

(1)           execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Company or such Guarantor (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged),

(2)           if commercially reasonable, deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Company or the relevant Guarantor, and take such other action as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Collateral Agent’s security interest therein, and

(3)           if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

ARTICLE 5

SUCCESSORS

Section 5.01	Merger, Consolidation, or Sale of Assets.

(a)           The Company may not, directly or indirectly:  (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1)           either:

(A)           the Company is the surviving corporation; or

(B)           the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that if the Person is a partnership or limited liability company, then a corporation wholly-owned by such Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia that does not and will not have any material assets or operations shall become a co-issuer of the Notes pursuant to supplemental indentures duly executed by the Trustee;

(2)           the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture and the Security Documents pursuant to supplemental indentures or other documents and agreements reasonably satisfactory to the Trustee; and

(3)           immediately after such transaction, no Default or Event of Default exists.

(b)           In addition, the Company will not, directly or indirectly, lease all or substantially all of its properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any other Person.

This Section 5.01 will not apply to:

(1)           a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or

(2)           any consolidation or merger of (a) the Company into a Guarantor, (b) a Guarantor into the Company or another Guarantor or (c) a Restricted Subsidiary of the Company into the Company or another Restricted Subsidiary of the Company; or

(3)           any sale, assignment, transfer, conveyance, lease or other disposition of assets (a) by the Company to a Guarantor, (b) a Guarantor to the Company or another Guarantor or (c) a Restricted Subsidiary of the Company to the Company or another Restricted Subsidiary of the Company.

Section 5.02	Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01	Events of Default.

Each of the following is an “Event of Default”:

(1)           default for 30 days in the payment when due of interest on the Notes;

(2)           default in payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3)           failure by the Company to comply with the provisions of Sections 4.11 or 5.01 hereof;

(4)           failure by the Company or any Guarantor for 60 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes to comply with any of the other agreements in this Indenture or the security documents required by this Indenture;

(5)           (i) default under any other mortgage, indenture, agreement or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any Guarantor (or the payment of which is guaranteed by the Company or any Guarantor), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

(A)           is caused by a failure to pay principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace period provided in such Indebtedness) (a “Payment Default”); or

(B)           results in the acceleration of such Indebtedness prior to its express maturity,

and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100,000,000 or more; provided that this clause (5)(i) shall not apply to Indebtedness that becomes due solely as a result of the voluntary sale or transfer of property or assets to the extent such sale or transfer is permitted by the terms of such Indebtedness; or (ii) the Company and any Guarantor shall, with respect to Limited Recourse Debt in an aggregate principal amount in excess of $300,000,000, default in the observance or performance of any agreement or condition relating to any such Limited Recourse Debt or contained in any instrument or agreement evidencing, securing or relating thereto, and such Limited Recourse Debt shall as a result thereof become due prior to its final stated maturity;

(6)           any of the Security Documents shall cease, for any reason, to be in full force and effect (other than in accordance with its terms) with respect to Collateral with a book value greater than $50,000,000, or the Company or any Guarantor shall so assert, or any Lien (affecting Collateral with a book value greater than $50,000,000) created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (other than, in each case, pursuant to a failure of the Trustee, the Collateral Agent, any other agent appointed by the Trustee, the Collateral Agent or the Holders to take any action within the sole control of such Person) (it being understood that the release of Collateral from the Security Documents or the discharge of a Guarantor therefrom shall not be construed (x) as any of the Security Documents ceasing to be in full force and effect or (y) as any of the Liens created thereunder ceasing to be enforceable or of the same priority and effect purported to be created thereby);

(7)           except as permitted by this Indenture or the Guarantee and Collateral Agreement, any Note Guarantee of a Significant Subsidiary ceases, for any reason, to be in full force and effect (other than in accordance with its terms), or any Significant Subsidiary that is a Guarantor denies or disaffirms in writing its obligations under its Note Guarantee;

(8)           the Lien subordination provisions in favor of the Holders or any other provision of the Collateral Agency and Intercreditor Agreement shall cease for any reason to be valid (other than by its express terms) and, in the case of any provision of the Collateral Agency and Intercreditor Agreement other than the Lien subordination provisions in favor of the Holders, the result thereof is that the interests of the Holders are materially and adversely affected, or the Company or any Guarantor shall assert in writing that the Lien subordination provisions in favor of the Holders or any such other provision of the

Collateral Agency and Intercreditor Agreement shall not for any reason be valid (other than by its express terms);

(9)           the Company or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

(A)           commences a voluntary case,

(B)           consents to the entry of an order for relief against it in an involuntary case,

(C)           consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)           makes a general assignment for the benefit of its creditors, or

(E)           generally is not paying its debts as they become due; or

(10)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)           is for relief against the Company or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary, in an involuntary case;

(B)           appoints a custodian of the Company or any Guarantor that is a Significant Subsidiary or any group of Guarantors of the Company that, taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary; or

(C)           orders the liquidation of the Company or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02	Acceleration.

In the case of an Event of Default specified in clause (9) or (10) of Section 6.01 hereof, with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Upon any such declaration, the Notes shall become due and payable immediately.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03	Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04	Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05	Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.

Section 6.06	Limitation on Suits.

Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1)           such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)           Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3)           such Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)           the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)           Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Section 6.07	Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08	Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09	Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10	Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:               to the Trustee, its agents and attorneys for amounts due under Section 7.06 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:               to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third:               to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

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ARTICLE 7

TRUSTEE

Section 7.01	Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(1)           the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)           the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)           No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)           The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02	Rights of Trustee.

(a)           The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)           The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)           In no event shall the Trustee be required to take notice of any default or breach hereof or any Event of Default hereunder, except for Events of Default specified in Section 6.01(1) and/or 6.01(2) hereof, unless and until the Trustee shall have received from a Holder or from the Company express written notice of the circumstances constituting the breach, default or Event of Default and stating that said circumstances constitute an Event of Default.

(h)           In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including, without limitation, as Custodian, Registrar and Paying Agent), and each agent, custodian and other Person employed to act hereunder.

(j)           The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(k)           The Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4.

(l)           Any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

(m)           Each of the Company and Guarantors shall provide prompt written notice to the Trustee of any change to its respective fiscal year.

Section 7.03	Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Section 7.09 hereof.

Section 7.04	Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05	Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06	Compensation and Indemnity.

(a)           The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)           The Company and the Guarantors, jointly and severally, will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith as determined by a court of competent jurisdiction in a final non-appealable decision.  The Trustee will notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder.  The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel.  Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)           The obligations of the Company and the Guarantors under this Section 7.06 will survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

(d)           To secure the Company’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien will survive the satisfaction and discharge of this Indenture.

(e)           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07	Replacement of Trustee.

(a)           A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b)           The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(1)           the Trustee fails to comply with Section 7.09 hereof;

(2)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)           a custodian or public officer takes charge of the Trustee or its property; or

(4)           the Trustee becomes incapable of acting.

(c)           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)           If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)           A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.

Section 7.08	Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.09	Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01	Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02	Legal Defeasance and Discharge.

(a)           Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)           the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)           the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3)           the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)           this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

(b)           Upon Legal Defeasance or Covenant Defeasance in accordance with this Article 8, the Trustee will advise the Collateral Agent that the Notes cease to constitute First Lien Debt under the Collateral Agency and Intercreditor Agreement.

(c)           The Liens securing the Notes will be released as provided under Section 10.03 hereof upon Legal Defeasance or Covenant Defeasance in accordance with this Article 8.

Section 8.03	Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this     Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.11, 4.12, 4.13, 4.14 and 4.15 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(8) hereof will not constitute Events of Default.

Section 8.04	Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)           the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, interest and premium, if any, on, the then outstanding Notes on the final stated maturity thereof or on the applicable redemption date, as the case may be, and the Company must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2)           in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that:

(A)           the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)           since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)           such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;

(6)           the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)           the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

The Legal Defeasance or Covenant Defeasance, as applicable, will be effective on the day on which the conditions in clauses (1)-(7) of this Section 8.04 have been satisfied.

Section 8.05	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pur-

suant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06	Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07	Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders.

Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes or the Note Guarantees, and the Company and the Guarantors, together with the Collateral Agent, may amend or supplement the Security Documents, without the consent of any Holder:

(1)           to cure any ambiguity, defect or inconsistency;

(2)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)           to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;

(4)           to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder;

(5)           to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture or the Notes;

(6)           to enter into additional or supplemental Security Documents or provide for additional Collateral;

(7)           to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or to release Collateral in accordance with the terms of this Indenture and the Security Documents;

(8)           to evidence and provide for the acceptance and appointment under this Indenture of successor trustees pursuant to the requirements thereof;

(9)           to allow any Guarantor to execute a supplemental indenture substantially in the form of Exhibit E hereto and/or a joinder to the Guarantee and Collateral Agreement; or

(10)           to provide for the issuance of Additional Notes of the same or an additional series in accordance with the limitations set forth in this Indenture as of the date hereof.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the

Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

In addition, any release of, or any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of Holders as and only to the extent provided under Section 10.05 hereof.

Section 9.02	With Consent of Holders.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture, the Notes and the Note Guarantees with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Note Guarantees.  However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)           reduce the principal of or change the fixed maturity of any Note;

(3)           reduce the rate of or change the time for payment of interest on any Note;

(4)           waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, such Notes (except a rescission of acceleration of such Notes by the Holders of at least a majority in aggregate principal amount of Notes and a waiver of the payment default that resulted from such acceleration);

(5)           make any Note payable in currency other than that stated in such Note;

(6)           make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of such Notes to receive payments of principal of, or interest or premium, if any, on, the Notes;

(7)           alter any provisions with respect to the redemption of the Notes or waive any redemption payment with respect to any Note (other than a payment required by Section 4.11 hereof); or

(8)           make any change in the preceding amendment and waiver provisions.

Section 9.03	Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04	Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05	Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it.  In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.02 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligation of the Company and any Guarantor party thereto, enforceable against them in accordance with its terms, subject to customary exceptions and complies with provisions hereof.

ARTICLE 10

COLLATERAL AND SECURITY

Section 10.01	Security Interest.

The due and punctual payment of the principal of and interest, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, are secured as provided in the Security Documents.  Each Holder, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of the Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent and the Trustee, as applicable, to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.  Upon the request of the Trustee, the Company will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.  The Company will take, and will cause its Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Holders, superior to and prior to the rights of all third Persons, except for Permitted Liens.

Section 10.02	Lien Sharing and Priority Confirmation.

Each Holder, by accepting a Note, and the Trustee hereby agrees that:

(a)           all First Lien Obligations will be and are secured equally and ratably by all First Liens at any time granted by the Company or any other Grantor to secure any Obligations (as defined in the Collateral Agency and Intercreditor Agreement) in respect of this Indenture, whether or not upon property otherwise constituting collateral for such Obligations (as defined in the Collateral Agency and Intercreditor Agreement) in respect of this Indenture and that all such First Liens will be enforceable by the Collateral Agent for the benefit of all holders of First Lien Obligations equally and ratably;

(b)           the Trustee and each of the Holders in respect of the Obligations (as defined in the Collateral Agency and Intercreditor Agreement) in respect of this Indenture are bound by the provisions of the Collateral Agency and Intercreditor Agreement, including without limitation (1) the provisions relating to the ranking of First Liens and the order of application of proceeds from enforcement of First Liens and (2) the provisions of Section 8.22 thereof; and

(c)           that the Trustee and each of the Holders consent to and direct the Collateral Agent to perform the Collateral Agent’s obligations under the Collateral Agency and Intercreditor Agreement and the other Security Documents.

The foregoing provisions of this Section 10.02 are intended for the enforceable benefit of, and will be enforceable as a third party beneficiary by, all holders of each existing and future Series of First Lien Debt, each existing and future First Lien Representative, all holders of each existing and future series of Second Lien Debt, each existing and future Second Lien Representative and the Collateral Agent.

Section 10.03	Release of Liens in Respect of Notes.

(a)           In addition to and subject to the terms of the Collateral Agency and Intercreditor Agreement, the Collateral Agent’s Liens upon the Collateral will no longer secure the Notes and the Note Guarantees or any other obligations under this Indenture, and the right of the Holders to the benefits and proceeds of the Collateral Agent’s Liens on the Collateral will terminate and be discharged:

(1)           upon satisfaction and discharge of this Indenture as set in Article 12 hereof;

(2)           upon a Legal Defeasance or Covenant Defeasance of the Notes as set forth in Article 8 hereof;

(3)           upon payment in full and discharge of all Notes outstanding under this Indenture and all Obligations that are outstanding, due and payable under this Indenture at the time the Notes are paid in full and discharged; or

(4)           with respect to all or substantially all of the Collateral, with the consent of the Holders of the requisite percentage of Notes in accordance with Section 9.02 hereof and upon delivery of instructions and any other documentation, in each case as required by this Indenture, in a form satisfactory to the Collateral Agent.

If the Collateral Agent is releasing Liens in accordance with the provisions of this Indenture or any Security Document and if the Company has delivered the certificates and documents required by this Indenture and the Security Documents, then the Trustee will execute and deliver such additional documents and instruments as the Company and the Guarantors may reasonably request to evidence such release without the further consent of the Holders.  All actions taken pursuant to the provisions described in the foregoing provisions of this Section 10.03 will be at the sole cost and expense of the Company and the applicable Guarantor.

Section 10.04	Release of Note Guarantees.

For all purposes under the Guarantee and Collateral Agreement, each Holder by accepting a Note will be deemed to have consented to the release of the Note Guarantee of a Guarantor if the Company has delivered to the Trustee an Officers’ Certificate stating that:

(1)           such Guarantor constitutes an Excluded Subsidiary and is not required to be a guarantor of the Notes pursuant to Section 4.13;

(2)           all or substantially all of the assets of such Guarantor have been sold or otherwise disposed of (including by way of merger or consolidation) to a Person that is not the Company or a Guarantor;

(3)           such Guarantor has been liquidated or dissolved; or

(4)           upon Legal Defeasance or satisfaction and discharge of this Indenture as provided in Article 8 or Article 12,

provided that such Guarantor has previously been, or will concurrently be, released from its guarantee of any other First Lien Debt.

Section 10.05	Amendment of Security Documents.

Notwithstanding any other provision of this Indenture, if the Trustee is requested to vote or otherwise take action with respect to the Security Documents, the Trustee will vote or otherwise act as directed by the Holders of a majority in aggregate principal amount of all Notes then outstanding, except that:

(1)           any amendment or supplement that has the effect solely of adding or maintaining Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of the Collateral Agent therein will not require a direction from the Holders of a majority in aggregate principal amount of all Notes then outstanding and will become effective when executed and delivered by the Company or any Guarantor party thereto and the Collateral Agent;

(2)           any amendment or supplement that has the effect solely of curing any ambiguity, defect or inconsistency or making any change that would provide any additional rights or benefits to Holders or the Collateral Agent or that does not adversely affect the legal rights under this Indenture or any other Security Document of any Holder or the Collateral Agent, will not require a direction from the Holders of a majority in aggregate principal amount of all Notes then outstanding and will, in each case, become effective when executed and delivered by the Company and any Guarantor party thereto and the Collateral Agent;

(3)           with respect to any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of Holders of at least 75% in aggregate principal amount of Notes then outstanding;

(4)           no amendment or supplement that reduces, impairs or adversely affects the right of any Holder:

(A)           to vote its outstanding Notes as to any matter described as subject to direction by the Holders of a majority in aggregate principal amount of all Notes then outstanding,

(B)           to share in the order of application under Section 3.4 of the Collateral Agency and Intercreditor Agreement in the proceeds of enforcement of or realization on any Collateral, or

(C)           to require that Liens securing the Notes be released only as set forth in Section 10.03,

will become effective without the consent of the requisite percentage or number of Holders so affected under this Indenture and the Security Documents and such additional consents as required pursuant to the Collateral Agency and Intercreditor Agreement; and

(5)           no amendment or supplement that imposes any obligation upon the Collateral Agent or adversely affects the rights of the Collateral Agent in its individual capacity as such will become effective without the consent of the Collateral Agent.

ARTICLE 11

REAFFIRMATION AND ACKNOWLEDGEMENT

OF GUARANTEE

Section 11.01	Reaffirmation and Acknowledgement.

Each Guarantor hereby (i) affirms as of the date of this Indenture its respective guarantees, pledges and grants of security interests, as applicable, under and subject to the terms of the Guarantee and Collateral Agreement and each of the Security Documents to which it is party, (ii) affirms that the Obligations (which shall include the fees, expenses and disbursements of the Trustee’s agents, counsel and professional advisors to the extent such fees, expenses and dis-

bursements are obligations of the Company pursuant to the terms of this Indenture) in respect of the Notes are, as of the date of this Indenture, First Lien Obligations, (iii) confirms that, as of the date of this Indenture, the Guarantee and Collateral Agreement guaranties the prompt and complete payment and performance when due of all Guaranteed Obligations (as defined in the Guarantee and Collateral Agreement), which shall include the fees, expenses and disbursements of the Trustee’s agents, counsel and professional advisors to the extent such fees, expenses and disbursements are obligations of the Company pursuant to the terms of this Indenture), including the First Lien Obligations in respect of the Notes, (iv) confirms that such Guarantee and Collateral Agreement and the other Security Documents to which each Guarantor that is a Grantor is a party secure the prompt and complete payment and performance when due of all First Lien Obligations, including the First Lien Obligations in respect of the Notes, and (v) agrees that, as of the date of this Indenture and notwithstanding this Indenture, such guarantees, pledges and grants of security interests, and the terms of the Guarantee and Collateral Agreement and each of the other Security Documents to which it is a party, are in full force and effect in accordance with their respective terms.  Each of the Guarantors acknowledges that the Trustee and the Holders shall be deemed to be “Secured Parties” and “First Lien Secured Parties” for all purposes under the Security Documents.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01	Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)           either:

(a)           all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b)           all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)           no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3)           the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4)           the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Upon satisfaction and discharge in accordance with this Section 12.01, the Trustee will advise the Collateral Agent that it will cease to be a party to the Collateral Agency and Intercreditor Agreement on behalf of the Holders and the Notes will cease to constitute First Lien Debt thereunder.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 12.01, the provisions of Sections 12.02 and 8.06 hereof will survive.  In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02	Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 13

MISCELLANEOUS

Section 13.01	Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

Calpine Corporation
717 Texas Avenue, Suite 1000
Houston, Texas 77002
Facsimile No.:  (832) 325-1508
Attention:  General Counsel

With a copy to:

White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
Facsimile No.:  (212) 354-8113
Attention:  Gary Kashar

If to the Trustee:

Wilmington Trust Company
Rodney Square North
1100 N. Market Street
Wilmington, Delaware 19890-1615
Facsimile No.:  (302) 636-4145
Attention:  Christopher Slaybaugh

With a copy to:

Nixon Peabody LLP
437 Madison Avenue
New York, New York 10022
Facsimile No.:  (212) 940-3111
Attention:  Bart Pisella, Esq.

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 13.02	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.03	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.04	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.05	No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture or the Security Documents, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.06	Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.07	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.08	Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors.

Section 13.09	Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.10	Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.11	Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.12	Acknowledgments Relating to the Amendment and Restatement.

The Company and each Guarantor hereby (i) expressly acknowledges the terms of this Indenture, (ii) ratifies and affirms its obligations under the Indenture, the Notes and Security Documents (including guarantees and security agreements) executed by the Company or such Guarantor and (iii) acknowledges and extends its continued liability under the Indenture, the Notes and Security Documents and agrees the Indenture, the Notes and Security Documents remain in full force and effect, including with respect to the obligations of the Company or the Guarantors as modified by this amended and restated Indenture.  The Company and each Guarantor represents and warrants to the Trustee, the Collateral Agent and each holder of a Note that after giving effect to this amendment and restatement of the Indenture, neither the modification of the Indenture effected pursuant to this amendment and restatement, nor the execution, delivery, performance or effectiveness of this amended and restated Indenture (a) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Security Document, and such Liens continue unimpaired with the same priority to secure repayment of all First Lien Obligations or (b) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens for the aforementioned First Lien Obligations.

[Signatures on following page]

SIGNATURES

Dated as of May 25, 2010

Calpine Corporation

By:	/s/ ZAMIR RAUF
Name: Zamir Rauf
Title: Chief Financial Officer of Calpine Corporation

By:	/s/ ZAMIR RAUF
Name: Zamir Rauf
Title: Chief Financial Officer of each of the Guarantors listed on Annex-A-1 hereto

By:	/s/ HETHER BENJAMIN BROWN
Name: Hether Benjamin Brown
Title: Vice President of each of the Guarantors listed on Annex A-2 hereto

By:	/s/ ZAMIR RAUF
Name: Zamir Rauf
Title: Chief Financial Officer of each of the Guarantors listed on Annex-A-3 hereto

Wilmington Trust Company as Trustee

By:	/s/ CHRISTOPHER J. SLAYBAUGH
Name: Christopher J. Slaybaugh
Title: Vice President

ANNEX A-1

Name of Guarantor	Type of Organization	Jurisdiction of Organization/Formation	Organizational Identification Number
Anacapa Land Company, LLC	LLC	Delaware	3143771
Anderson Springs Energy Company	Corporation	California	C1661732
Auburndale Peaker Energy Center, LLC	LLC	Delaware	3400024
Aviation Funding Corp.	Corporation	Delaware	2295371
Baytown Energy Center, LP	LP	Delaware	3282586
Bellingham Cogen, Inc.	Corporation	California	C1655926
Bethpage Fuel Management Inc.	Corporation	Delaware	2148788
CalGen Expansion Company, LLC	LLC	Delaware	3290780
CalGen Finance Corp.	Corporation	Delaware	3758602
CalGen Project Equipment Finance Company One, LLC	LLC	Delaware	3304332
CalGen Project Equipment Finance Company Three, LLC	LLC	Delaware	3483024
CalGen Project Equipment Finance Company Two, LLC	LLC	Delaware	3455310
Calpine Administrative Services Company, Inc.	Corporation	Delaware	3301977
Calpine Auburndale Holdings, LLC	LLC	Delaware	3250122
Calpine Baytown Energy Center GP, LLC	LLC	Delaware	3282582
Calpine Baytown Energy Center LP, LLC	LLC	Delaware	3282584
Calpine c*Power, Inc.	Corporation	Delaware	3205614
Calpine CalGen Holdings, Inc.	Corporation	Delaware	3282580

Calpine California Holdings, Inc.	Corporation	Delaware	3387309
Calpine Calistoga Holdings, LLC	LLC	Delaware	3104238
Calpine CCFC Holdings, Inc.	Corporation	Delaware	3357358
Calpine Central Texas GP, Inc.	Corporation	Delaware	3471267
Calpine Central, Inc.	Corporation	Delaware	2962637
Calpine Central, L.P.	LP	Delaware	2980416
Calpine Central-Texas, Inc.	Corporation	Delaware	2962631
Calpine Channel Energy Center GP, LLC	LLC	Delaware	3282587
Calpine Channel Energy Center LP, LLC	LLC	Delaware	3282588
Calpine Cogeneration Corporation	Corporation	Delaware	2022577
Calpine Eastern Corporation	Corporation	Delaware	2785981
Calpine Edinburg, Inc.	Corporation	Delaware	2896957
Calpine Energy Management, L.P.	LP	Delaware	3589252
Calpine Energy Services Holdings, Inc.	Corporation	Delaware	2947252
Calpine Energy Services, L.P.	LP	Delaware	3119940
Calpine Freestone, LLC	LLC	Delaware	3240375
Calpine Generating Company, LLC	LLC	Delaware	3282581
Calpine Geysers Company, L.P.	LP	Delaware	2226549
Calpine Gilroy 1, Inc.	Corporation	Delaware	2637221
Calpine Gilroy 2, Inc.	Corporation	Delaware	2637224
Calpine Global Services Company, Inc.	Corporation	Delaware	3099148
Calpine Hidalgo Holdings, Inc.	Corporation	Delaware	3090982
Calpine Hidalgo, Inc.	Corporation	Delaware	2896958

Calpine Jupiter, LLC	LLC	Delaware	3091141
Calpine Kennedy Airport, Inc.	Corporation	Delaware	2847321
Calpine Kennedy Operators, Inc.	Corporation	New York	N/A
Calpine KIA, Inc.	Corporation	New York	N/A
Calpine King City, Inc.	Corporation	Delaware	2521979
Calpine King City, LLC	LLC	Delaware	3645188
Calpine Leasing Inc.	Corporation	Delaware	3131087
Calpine Long Island, Inc.	Corporation	Delaware	2847318
Calpine Magic Valley Pipeline, Inc.	Corporation	Delaware	3017981
Calpine MVP, Inc.	Corporation	Delaware	3017985
Calpine Newark, LLC	LLC	Delaware	2098264
Calpine Northbrook Corporation of Maine, Inc.	Corporation	Illinois	58974862
Calpine Northbrook Holdings Corporation	Corporation	Delaware	2276287
Calpine Northbrook Investors, LLC	LLC	Delaware	2880194
Calpine Northbrook Project Holdings, LLC	LLC	Delaware	3041878
Calpine Northbrook Southcoast Investors, LLC	LLC	Delaware	3104374
Calpine Oneta Power I, LLC	LLC	Delaware	3017976
Calpine Oneta Power II, LLC	LLC	Delaware	3017979
Calpine Oneta Power, L.P.	LP	Delaware	3017990
Calpine Operations Management Company, Inc.	Corporation	Delaware	3316272
Calpine Power Company	Corporation	California	C1606036
Calpine Power Management, Inc.	Corporation	Delaware	3311184
Calpine Power, Inc.	Corporation	Virginia	0391591-5

Calpine PowerAmerica, Inc.	Corporation	Delaware	3311181
Calpine PowerAmerica-CA, LLC	LLC	Delaware	3591072
Calpine PowerAmerica-CT, LLC	LLC	Delaware	3834414
Calpine PowerAmerica-MA, LLC	LLC	Delaware	3674240
Calpine PowerAmerica-ME, LLC	LLC	Delaware	3674239
Calpine PowerAmerica-NH, LLC	LLC	Delaware	3834416
Calpine PowerAmerica-NY, LLC	LLC	Delaware	3834423
Calpine PowerAmerica-OR, LLC	LLC	Delaware	3591071
Calpine PowerAmerica-PA, LLC	LLC	Delaware	3674238
Calpine PowerAmerica-RI, LLC	LLC	Delaware	3834421
Calpine Project Holdings, Inc.	Corporation	Delaware	3305373
Calpine Pryor, Inc.	Corporation	Delaware	2950646
Calpine Rumford I, Inc.	Corporation	Delaware	2953594
Calpine Rumford, Inc.	Corporation	Delaware	2953596
Calpine Russell City, LLC	LLC	Delaware	3354591
Calpine Schuylkill, Inc.	Corporation	Delaware	2233674
Calpine Sonoran Pipeline, LLC	LLC	Delaware	3387572
Calpine Stony Brook, Inc.	Corporation	New York	N/A
Calpine Sumas, Inc.	Corporation	California	C1519285
Calpine TCCL Holdings, Inc.	Corporation	Delaware	2521982
Calpine Texas Pipeline GP, Inc.	Corporation	Delaware	3266570
Calpine Texas Pipeline LP, Inc.	Corporation	Delaware	3266838
Calpine Tiverton I, Inc.	Corporation	Delaware	2941601

Calpine Tiverton, Inc.	Corporation	Delaware	2941315
Calpine University Power, Inc.	Corporation	Delaware	2847323
Carville Energy LLC	LLC	Delaware	2977419
CCFC Development Company, LLC	LLC	Delaware	3357361
CCFC Project Equipment Finance Company One, LLC	LLC	Delaware	3623335
CES Marketing IX, LLC	LLC	Delaware	3847434
CES Marketing V, L.P.	LP	Delaware	3589257
CES Marketing X, LLC	LLC	Delaware	3847437
Channel Energy Center, LP	LP	Delaware	3282589
Columbia Energy LLC	LLC	Delaware	3257686
Corpus Christi Cogeneration LP	LP	Delaware	3104710
CPN 3rd Turbine, Inc.	Corporation	Delaware	3305375
CPN Acadia, Inc.	Corporation	Delaware	3178991
CPN Cascade, Inc.	Corporation	Delaware	2309616
CPN Clear Lake, Inc.	Corporation	Delaware	2026320
CPN Decatur Pipeline, Inc.	Corporation	Delaware	3151855
CPN East Fuels, LLC	LLC	Delaware	3099149
CPN Energy Services GP, Inc.	Corporation	Delaware	2943424
CPN Energy Services LP, Inc.	Corporation	Delaware	2987057
CPN Funding, Inc.	Corporation	Delaware	2821006
CPN Morris, Inc.	Corporation	Delaware	2723191
CPN Pipeline Company	Corporation	Delaware	2914695
CPN Pryor Funding Corporation	Corporation	Delaware	2665999

CPN Telephone Flat, Inc.	Corporation	Delaware	2309618
Decatur Energy Center, LLC	LLC	Delaware	3282591
Delta Energy Center, LLC	LLC	Delaware	3125841
East Altamont Energy Center, LLC	LLC	Delaware	3357546
Fontana Energy Center, LLC	LLC	Delaware	3414247
GEC Bethpage Inc.	Corporation	Delaware	2133956
Geysers Power Company, LLC	LLC	Delaware	2993183
Geysers Power I Company	Corporation	Delaware	2993221
Hillabee Energy Center, LLC	LLC	Delaware	3660581
Idlewild Fuel Management Corp.	Corporation	Delaware	2243800
JMC Bethpage, Inc.	Corporation	Delaware	2131426
Lone Oak Energy Center, LLC	LLC	Delaware	3331043
Los Medanos Energy Center LLC	LLC	Delaware	2891593
Magic Valley Pipeline, L.P.	LP	Delaware	3018164
Moapa Energy Center, LLC	LLC	Delaware	3357536
Mobile Energy LLC	LLC	Delaware	2647259
Modoc Power, Inc.	Corporation	California	C1911009
Morgan Energy Center, LLC	LLC	Delaware	3282590
Northwest Cogeneration, Inc.	Corporation	California	C1655927
NTC Five, Inc.	Corporation	Delaware	3608118
Nueces Bay Energy LLC	LLC	Delaware	2868370
Pastoria Energy Center, LLC	LLC	Delaware	3438844
Pastoria Energy Facility, L.L.C.	LLC	Delaware	3037068

Pine Bluff Energy, LLC	LLC	Delaware	2717293
RockGen Energy LLC	LLC	Wisconsin	R033616
Rumford Power Associates Limited Partnership	LP	Maine	19970063LP
San Joaquin Valley Energy Center, LLC	LLC	Delaware	3414249
Santa Rosa Energy Center, LLC	LLC	Delaware	3847433
Stony Brook Cogeneration Inc.	Corporation	Delaware	2230301
Stony Brook Fuel Management Corp.	Corporation	Delaware	2263579
Sutter Dryers, Inc.	Corporation	California	C1957212
Texas Cogeneration Five, Inc.	Corporation	Delaware	2829630
Texas Cogeneration One Company	Corporation	Delaware	2033460
Thermal Power Company	Corporation	California	C0330399
Tiverton Power Associates Limited Partnership	LP	Rhode Island	90055
Wawayanda Energy Center, LLC	LLC	Delaware	3354594
Whatcom Cogeneration Partners, L.P.	LP	Delaware	2267241
Zion Energy LLC	LLC	Delaware	3133710
Calpine Fuels Corporation	Corporation	California	C1931167
Calpine Stony Brook Operators, Inc.	Corporation	New York	N/A
Calpine Texas Pipeline, L.P.	LP	Delaware	3266572
CPN Freestone, LLC	LLC	Delaware	3240377

ANNEX A-2

Name of Guarantor	Type of Organization	Jurisdiction of Organization/Formation	Organizational Identification Number
Calpine Construction Management Company, Inc.	Corporation	Delaware	3295147
Calpine Operating Services Company, Inc.	Corporation	Delaware	2521992
Calpine Power Services, Inc.	Corporation	Delaware	3546488
Thomassen Turbine Systems America, Inc.	Corporation	Delaware	3923070

ANNEX A-3

Name of Guarantor	Type of Organization	Managing General Partner	Jurisdiction of Organization/Formation	Organizational Identification Number
Calpine Hidalgo Energy Center, L.P.	LP	Calpine Hidalgo, Inc.	Texas	10900610
Calpine Power Management, LP	LP	Calpine Power Management, Inc.	Texas	14428010
Calpine PowerAmerica, LP	LP	Calpine PowerAmerica, Inc.	Texas	14612910
Clear Lake Cogeneration Limited Partnership	LP	CPN Clear Lake, Inc.	Texas	5226210
Freestone Power Generation, LP	LP	Calpine Freestone, LLC	Texas	12115310
Texas City Cogeneration, L.P.	LP	Texas Cogeneration One Company	Texas	10445210
Calpine Producer Services, L.P.	LP	CPN Energy Services GP, Inc.	Texas	800040559

[Face of Note]

CUSIP/ISIN ____________
8% Senior Secured Notes due 2019
No. ___	$___________
CALPINE CORPORATION
promises to pay to or registered assigns,
the principal sum of DOLLARS on August 15, 2019.
Interest Payment Dates: February 15 and August 15
Record Dates: February 1 and August 1

[Signature Page Follows]

IN WITNESS HEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer as of the date first written above.

CALPINE CORPORATION

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

Dated:  _______________, 20__

WILMINGTON TRUST COMPANY,
as Trustee

By:
Authorized Signatory

[Back of Note]

8% Senior Secured Notes due 2019

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)           INTEREST.  Calpine Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 8% per annum from ________________, 20__  until maturity.  The Company will pay interest semi-annually in arrears on February 15 and August 15 of each year (each, an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day.  Interest on the Notes will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _____________, 20__.  The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)           METHOD OF PAYMENT.  The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)           PAYING AGENT AND REGISTRAR.  Initially, Wilmington Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Compa-

ny may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

(4)           INDENTURE.  The Company issued the Notes under an Indenture dated as of May 25, 2010 (as amended or supplemented from time to time, the “Indenture”) among the Company, the Guarantors and the Trustee.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are secured obligations of the Company.  The Notes are secured by a pledge of Collateral pursuant to the Security Documents referred to in the Indenture.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)           OPTIONAL REDEMPTION.

(a)           On or after August 15, 2015, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to but excluding the applicable date of redemption, if redeemed during the twelve-month period beginning on October 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2015	104.000%
2016	102.667%
2017	101.333%
2018 and thereafter	100.000%

Unlessthe Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(b)           At any time prior to August 15, 2013, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 108% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to but excluding the date of redemption (subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings by the Company; provided that: (i) at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and (ii) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(c)           At any time prior to August 15, 2015, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Ap-

plicable Premium as of, and accrued and unpaid interest, if any, to but excluding the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(d)           At any time and from time to time prior to August 15, 2015, but not more than once in any twelve-month period, the Company may redeem, in the aggregate, up to 10% of the original aggregate principal amount of Notes issued under the Indenture at a redemption price of 103% of the principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the applicable redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(6)           MANDATORY REDEMPTION.

The Company is not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)           REPURCHASE AT THE OPTION OF HOLDER.

(a)           If a Change of Control Triggering Event occurs, each Holder will have the right to require the Company to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to but excluding the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”).  Within 30 days following any Change of Control Triggering Event, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event as required by the Indenture.

(8)           NOTICE OF REDEMPTION.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

(9)           DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)           PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

(11)           AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class.  Without the consent of any Holder, the Indenture, the Notes, the Note Guarantees or the Security Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders in case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder, to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the to enter into additional or supplemental Security Documents or provide for additional Collateral, to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or to release Collateral in accordance with the terms of the Indenture and the Security Documents, to evidence and provide for the acceptance and appointment under the Indenture of successor trustees pursuant to the requirements thereof, to allow any Guarantor to execute a supplemental indenture substantially in the form of Exhibit E to the Indenture and/or a joinder to the Guarantee and Collateral Agreement or to provide for the issuance of Additional Notes of the same or an additional series in accordance with the limitations set forth in the Indenture as of the date hereof.

(12)           DEFAULTS AND REMEDIES.  Events of Default include:  (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes, (iii) failure by the Company to comply with the provisions of Sections 4.11 or 5.01 of the Indenture; (iv) failure by the Company or any Guarantor for 60 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes to comply with any of the other agreements in the Indenture or the security documents required by the Indenture; (v)(a) default under any other mortgage, indenture, agreement or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any Guarantor (or the payment of which is guaranteed by the Company or any Guarantor), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default is caused by a failure to pay principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace period provided in such Indebtedness) (a “Payment Default”) or results in the acceleration of such Indebtedness prior to its express maturity, and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100,000,000 or more; provided that this clause (v)(a) shall not apply to Indebtedness that becomes due solely as a result of the voluntary sale or transfer of property or assets to the extent such sale or transfer is permitted by the terms of such Indebtedness; or (b) the Company and any Guarantor shall, with respect to Limited Recourse Debt in an aggregate principal amount in excess of $300,000,000, default in the observance or performance of any agreement or condition relating to any such Limited Recourse Debt or contained in any instrument or agreement evidencing, securing or relating thereto, and such Limited Recourse Debt shall as a result thereof become due prior to its final stated maturity; (vi) any of the Security Documents shall cease, for any reason, to be in full force and effect (other than in accordance with its terms) with respect to Collateral with a book value greater than $50,000,000, or the Company or any Guarantor shall so assert, or any Lien (affecting Collateral with a book value greater than $50,000,000) created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (other than, in each case, pursuant to a failure of the Trustee, the Collateral Agent, any other agent appointed by the Trustee, the Collateral Agent or the Holders to take any action within the sole control of such Person) (it being understood that the release of Collateral from the Security Documents or the discharge of a Guarantor therefrom shall not be construed (x) as any of the Security Documents ceasing to be in full force and effect or (y) as any of the Liens created thereunder ceasing to be enforceable or of the same priority and effect purported to be created thereby); (vii) except as permitted by the Indenture or the Guarantee and Collateral Agreement, any Note Guarantee of a Significant Subsidiary ceases, for any reason, to be in full force and effect (other than in accordance with its terms), or any Significant Subsidiary that is a Guarantor denies or disaffirms in writing its obligations under its Note Guarantee; (viii) the Lien subordination provisions in favor of the Holders or any other provision of the Collateral Agency and Intercreditor Agreement shall cease for any reason to be valid (other than by its express terms) and, in the case of any provision of the Collateral Agency and Intercreditor Agreement other than the Lien subordination provisions in favor of the Holders, the result thereof is that the interests of the Holders are materially and adversely affected, or the Company or any Guarantor shall assert in writing that the Lien subordination provisions in favor of the Holders or any such other provision of the Collateral Agency and Intercreditor Agreement shall not for any reason be valid (other than by its express terms); and (ix) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium, if any,) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes.  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13)           TRUSTEE DEALINGS WITH COMPANY.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(14)           NO RECOURSE AGAINST OTHERS.  A director, officer, employee, incorporator or stockholder of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or the Guarantors under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(15)           AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)           ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)           CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18)           GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Calpine Corporation
717 Texas Avenue, Suite 1000
Houston, Texas 77002
Attention:  General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee's legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint __________________________________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:	___________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

*           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 of the Indenture, check the appropriate box below:

☐           Section 4.11

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11 of the Indenture, state the amount you elect to have purchased:

$_______________

Date:	___________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No:

Signature Guarantee*:

*           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*           This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Calpine Corporation
717 Texas Avenue, Suite 1000
Houston, Texas 77002
Facsimile No.:  (832) 325-1508
Wilmington Trust Company
1100 N. Market Street
Wilmington, Delaware 19890-1615
Facsimile No.:  (302) 636-4145

Re:  8% Senior Secured Notes due 2019

Reference is hereby made to the Indenture, dated as of May 25, 2010 (as amended or supplemented from time to time, the “Indenture”), among Calpine Corporation, as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust Company, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to  ___________________________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐   Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.  ☐   Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.  ☐   Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           ☐   such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)           ☐   such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)           ☐   such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.  ☐   Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)  ☐   Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)  ☐   Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)  ☐   Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.           The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)           ☐   a beneficial interest in the:

(i)           ☐   144A Global Note (CUSIP _________), or

(ii)           ☐   Regulation S Global Note (CUSIP _________), or

(iii)           ☐   IAI Global Note (CUSIP _________); or

(b)           ☐   a Restricted Definitive Note.

2.           After the Transfer the Transferee will hold:

[CHECK ONE]

(a)           ☐   a beneficial interest in the:

(i)           ☐   144A Global Note (CUSIP _________), or

(ii)           ☐   Regulation S Global Note (CUSIP _________), or

(iii)           ☐   IAI Global Note (CUSIP _________); or

(iv)           ☐   Unrestricted Global Note (CUSIP _________); or

(b)           ☐   Restricted Definitive Note; or

(c)           ☐   an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Calpine Corporation
717 Texas Avenue, Suite 1000
Houston, Texas 77002
Facsimile No.:  (832) 325-1508

Wilmington Trust Company
1100 N. Market Street
Wilmington, Delaware 19890-1615
Facsimile No.:  (302) 636-4145

Re:  8% Senior Secured Notes due 2019

(CUSIP ____________)

Reference is hereby made to the Indenture, dated as of May 25, 2010 (as amended or supplemented from time to time, the “Indenture”), among Calpine Corporation, as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust Company, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.           Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)           ☐   Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)           ☐   Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certi-

fies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)           ☐   Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)           ☐   Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.           Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)           ☐   Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)           ☐   Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ¨ 144A Global Note, ¨ Regulation S Global Note,  ¨ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii)

such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Calpine Corporation
717 Texas Avenue, Suite 1000
Houston, Texas 77002
Facsimile No.:  (832) 325-1508

Wilmington Trust Company
1100 N. Market Street
Wilmington, Delaware 19890-1615
Facsimile No.:  (302) 636-4145

Re:  8% Senior Secured Notes due 2019

Reference is hereby made to the Indenture, dated as of May 25, 2010 (as amended or supplemented from time to time, the “Indenture”), among Calpine Corporation, as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust Company, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a)           ☐   a beneficial interest in a Global Note, or

(b)           ☐   a Definitive Note,

we confirm that:

1.           We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.           We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities

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Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.           We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.           We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.           We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

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EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, 200__, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Calpine Corporation (or its permitted successor), a Delaware corporation (the “Company”), the Company and Wilmington Trust Company, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended or supplemented from time to time, the “Indenture”), dated as of May 25, 2010 providing for the issuance of 8% Senior Secured Notes due 2019 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall agree to guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.           CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.           AGREEMENT TO GUARANTEE.  The Guaranteeing Subsidiary hereby agrees to become subject to the Guarantee and Collateral Agreement pursuant to Section 4.13 of the Indenture.

4.           NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

5.           NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL

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INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.           COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

7.           EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

8.           THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

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IN WITNESS HEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  _______________, 20___

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

[COMPANY]

By:
Name:
Title:

[TRUSTEE]
as Trustee

By:
Authorized Signatory

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